UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Omnicom Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026

PROXY STATEMENT

Special Meeting of Shareholders

January 28, 2026, at 10:00 a.m.
Eastern Standard Time

www.virtualshareholdermeeting.com/OMC2026SM

NOTICE OF SPECIAL MEETING OF
SHAREHOLDERS

Subject:

1.   Approve the Omnicom 2026 Incentive Award Plan.

The Board of Directors unanimously recommends that you vote:

■    FOR the approval of the Omnicom 2026 Incentive Award Plan.

A Special Meeting of Shareholders will be held on January 28, 2026 in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the Special Meeting of Shareholders online and vote your shares and submit questions electronically at the meeting. Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.

This proxy statement is being made available to the holders of record and beneficial owners of shares of our common stock as of the close of business on the December 17, 2025 record date.

Please sign and return your proxy card or vote by telephone or Internet (instructions are on your proxy card or in the proxy materials), so that your shares will be represented at the Special Meeting of Shareholders, whether or not you plan to attend. You may attend the Special Meeting of Shareholders online by visiting www.virtualshareholdermeeting.com/OMC2026SM and entering the 16-digit control number included on your proxy card or voting instruction form that accompanied your proxy materials. Additional information about the meeting is included below in the Proxy Statement in the section entitled “Information About Voting and the Meeting.”

Meeting Date: Wednesday, January 28, 2026 Time: 10:00 a.m. Eastern Standard Time Online Only: www.virtualshareholdermeeting.com/OMC2026SM Record Date: December 17, 2025
Louis F. Januzzi Secretary New York, New York December 22, 2025

2 2026 Proxy Statement

PROXY STATEMENT

Dear Shareholders,

On behalf of the Board of Directors (the “Board”) of Omnicom Group Inc. (the “Company,” “Omnicom,” “we,” “us” or “our”) we are pleased to invite Omnicom shareholders as of the close of business on December 17, 2025, the record date, to virtually attend a special meeting on Wednesday, January 28, 2026, at 10:00 a.m. Eastern Standard Time (the “Special Meeting”), via live webcast at www.virtualshareholdermeeting.com/OMC2026SM.

At the Special Meeting, Omnicom shareholders will be asked to vote on a proposal to approve the Omnicom 2026 Incentive Award Plan (the “Plan”). In preparing for the acquisition of The Interpublic Group of Companies, Inc. (“IPG”), which closed on November 26, 2025, the Board carefully evaluated the equity needs of the combined company. We determined that adopting the new Plan, including an expanded share reserve relative to our existing equity program, is both necessary and appropriate to maintain sufficient shares to support retention and incentivization of our enlarged workforce for the combined go-forward company. The Plan also supports the broader objectives of our compensation program, equity usage and talent strategy by aligning the incentives of Omnicom’s employees, directors and consultants with those of our shareholders and with company performance.

Your vote is very important. To ensure your representation at the Special Meeting, please complete and return the applicable enclosed proxy card or submit your proxy by phone or the Internet. Please vote promptly, whether or not you expect to virtually attend the Special Meeting. Submitting a proxy now will not prevent you from being able to vote at the Special Meeting.

Sincerely, Mary C. Choksi Lead Independent Director

The proxy statement is dated December 22, 2025 and is being made available to the holders of record and beneficial owners of shares of our common stock as of the close of business on the December 17, 2025 record date. Omnicom’s address is 280 Park Avenue, New York, New York 10017.

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4 2026 Proxy Statement

PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

Overview

The information provided herein is intended to assist our shareholders in deciding how to cast their votes on the Plan. We adopted the Plan on December 9, 2025, subject to shareholder approval. Approval of the Plan requires the affirmative vote of the majority of the shares voting on the Plan at the Special Meeting.

Equity-based awards are a fundamental component of our compensation programs for a broad population of Omnicom’s employees, directors and consultants. In light of our acquisition of IPG, the Board has determined that the adoption of the Plan, including an expanded share reserve as compared to our existing equity compensation plans, is necessary and appropriate in order to have an adequate number of shares available for grant to the expanded workforce of the combined company following the acquisition. Upon approval of the new Plan, no further awards will be made under the current Omnicom or IPG equity plans.

The Plan will allow Omnicom to continue to align compensation with shareholder interests, tie compensation to company performance, and create long-term participation in Omnicom’s future. Moreover, the Plan provides the Board with tools to motivate, attract and retain excellent personnel, on whom Omnicom’s success depends.

The use of equity awards as compensation allows Omnicom to conserve cash resources for other important purposes. Additionally, our share repurchases offset the potential dilutive impact of shares issued under the Plan.

The Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect our shareholders’ interests, including the following:

■    The Plan prohibits any alteration or amendment that would increase the number of shares of common stock available under the Plan without shareholder approval, other than in the context of an equitable adjustment.

■    Options and stock appreciation rights have a term of no greater than ten years and may not be granted with an exercise price or base price that is less than the fair market value of our common stock on the date of grant.

■    The Plan does not have a single-trigger accelerated vesting provision for change in control where the award is assumed or an equivalent award is substituted by a successor entity.

■    The Plan provides for minimum vesting periods of at least one year on all awards granted under the Plan, with limited exceptions as described elsewhere in this proposal.

■    Underwater awards may not be repriced, replaced, cashed out or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

■    Shares withheld from awards under the Plan to satisfy the exercise price or tax withholding amounts due upon exercise of an option or stock appreciation right will not be recycled or added back to the share limit authorized under the Plan.

■    Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

■    The Plan includes a non-employee director compensation limit that generally restricts the cash and stock-based compensation granted to any non-employee director in any given year.

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

■    The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance can be automatically replenished.

■    The Plan does not provide for automatic grants to any individual.

■    The Plan does not provide for any tax gross-ups.

If the Plan is approved, it will be the sole Omnicom equity incentive plan under which equity-based incentive awards may be granted following approval. Accordingly, upon approval, the Plan will replace the Omnicom Group Inc. 2021 Incentive Award Plan (the “2021 Plan” and, together with all prior Omnicom equity compensation plans and The Interpublic Group of Companies, Inc. Amended and Restated 2019 Performance Incentive Plan, collectively, the “Prior Plans”) and no further awards will be granted thereunder. Outstanding awards under the 2021 Plan will continue to be governed by the terms of the 2021 Plan. If the Plan is not approved by shareholders, the 2021 Plan will continue in effect, and we will continue to make grants under the 2021 Plan until all shares available thereunder have been issued or the 2021 Plan expires.

The Plan authorizes the issuance of 27,390,000 shares, less one share for each share subject to an award granted under a Prior Plan after November 26, 2025. In addition, any shares of common stock covered by an award that was granted under a Prior Plan or that is granted under the Plan and which are forfeited (including a repurchase of an unvested award upon a participant’s termination of employment at a price equal to the par value of the common stock subject to the award or the price paid by a participant (or lower price), as adjusted for corporate events), cancelled, or is settled for cash or expire, in each case, after November 26, 2025, shall be added, or added back, as applicable, to the shares of common stock authorized for issuance under the Plan and again be available. Furthermore, shares tendered for payment of or withheld after November 26, 2025 in satisfaction of the tax withholding amounts due upon vesting or settlement of any full-value award (i.e., an award which is not an option or stock appreciation right) that is granted under the Plan or a Prior Plan will be added, or added back, as applicable, to the shares of common stock authorized for issuance under the Plan and again be available for awards under the Plan. For additional information about the shares that may be added to the shares of common stock authorized for issuance under the Plan, see the discussion below under the heading “— Limitation on Awards and Shares Available.”

If this proposal is not approved, the Plan will not become effective, the 2021 Plan will remain in effect, and we will continue to grant awards thereunder until the current share reserve under the 2021 Plan is exhausted or the 2021 Plan expires. If the Plan is approved, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our common stock issuable under the Plan.

BACKGROUND FOR THE DETERMINATION OF ADDITIONAL SHARES UNDER THE PLAN

Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, under the 2021 Plan over each of the last three fiscal years.

	2024	2023	2022	Three-Year Average
Stock Options/SARs Granted	0	0	853,875
Stock-Settled, Time-Vested Restricted Stock/Restricted Stock Units Granted	1,459,525	1,010,575	1,147,496
Stock-Settled Performance Units Earned*	165,911	186,197	181,782
Shares of Common Stock Outstanding	196,400,000	199,400,000	205,600,000
Share Usage Rate	0.83%	0.60%	1.06%	0.83%

*     With respect to performance units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance units granted during the foregoing three-year period (calculated at maximum levels of performance) were as follows: 177,059 shares in 2024, 178,998 shares in 2023 and 218,127 shares in 2022.

6 2026 Proxy Statement

PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

Overhang as of November 26, 2025 Following Completion of IPG Merger

The following table sets forth certain information as of November 26, 2025, with respect to the Company’s equity compensation plans (and no awards have been granted outside of any shareholder-approved plan). Amounts shown do not include awards originally granted under an IPG equity plan.

Stock Options/SARs Outstanding	8,847,208
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$75.81
Weighted-Average Remaining Term of Outstanding Stock Options/SARS	6.34 years
Total Unvested Stock-Settled Full-Value Awards Outstanding	4,101,056
Proposed Share Reserve under the Plan(1)	27,390,000
Shares of Common Stock Outstanding as of November 26, 2025(2)	316,768,248

(1)        The proposed share reserve will be reduced by one share for each share subject to any award granted under the Prior Plans after November 26, 2025. As of November 26, 2025, there were 1,062,087 total shares available for future grant under the 2021 Plan. Upon shareholder approval of the Plan, no further awards will be granted under the 2021 Plan or any Prior Plan.

(2)        The number of shares of common stock outstanding is not expected to materially change from the date shown here until the Record Date.

Dilution and Expected Duration

The Board recognizes the impact of dilution on our shareholders and has evaluated the proposed share reserve under the Plan carefully in the context of our need to attract and retain talented employees, executives and directors and to motivate and reward key personnel for achieving our business objectives and strategic priorities.

The total fully-diluted overhang as of November 26, 2025, inclusive of the Plan reserve, would be 11.3%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic shares of common stock outstanding, with all data effective as of November 26, 2025. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic priorities. In particular, in light of our acquisition of IPG, the Board has determined that the proposed share reserve is necessary and appropriate in order to have an adequate number of shares available for grant to the expanded workforce of the combined company following the transaction.

We expect that the proposed share reserve under the Plan will provide an adequate number of shares of common stock to fund our equity compensation needs for at least five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, particularly at the executive level, the rate at which shares are returned to the Plan’s reserve under permitted addbacks, the future performance of our stock price, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

The Compensation Committee retained FW Cook, its independent compensation consultant, to assist in the design of the Plan and the determination of the number of shares of common stock available for issuance under the Plan. FW Cook reviewed, among other things, the terms of the Plan, potential dilution, potential burn rate and our historical grant practices. Based on its analysis, FW Cook expressed its support for the Plan, including the number of shares of common stock available for issuance under the Plan.

As of November 26, 2025, the closing price of our common stock was $71.50.

Shareholder Approval Requirement

Shareholder approval of the Plan is necessary in order for us to meet the shareholder approval requirements of the New York Stock Exchange (“NYSE”).

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

Summary of Terms of the Plan

The following summarizes the terms of the Plan and does not purport to be a complete description. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Annex A.

PURPOSE

The purpose of the Plan is to promote the success and enhance the value of Omnicom by linking the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The Plan is further intended to provide flexibility to Omnicom in its ability to motivate, attract, and retain the services of individuals upon whose judgment, interest, and special effort the successful operation of Omnicom is largely dependent.

ADMINISTRATION

The Plan is administered by a committee, which may be the Board or a committee appointed by the Board such as our Compensation Committee (collectively, the “Committee”). Until otherwise determined by the Board, the Committee consists solely of two or more Board members who are Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) and “independent directors” under the rules of the NYSE. The Board or the Committee may delegate to a committee of one or more Board members or one or more Omnicom officers the authority to grant or amend awards under the Plan to participants other than (i) senior Omnicom executives who are subject to Section 16 of the Exchange Act, and (ii) Omnicom officers or directors to whom the authority to grant or amend awards under the Plan has been delegated.

The Committee has the exclusive authority to administer the Plan, including the power to (i) determine participants under the Plan, (ii) determine the types of awards granted to participants under the Plan, the number of such awards, and the number of shares of common stock of Omnicom (the “common stock”) subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Plan, including the vesting schedule, exercise price and whether to offer cash in exchange for an award, and (iv) adopt rules for the administration, interpretation and application of the Plan.

ELIGIBILITY

Persons eligible to participate in the Plan include all employees, directors, consultants and non-employee directors of Omnicom and its subsidiaries, as determined by the Committee, though only employees will be eligible to be granted incentive stock options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)). As of the record date, there were approximately 116,900 employees (including five executive officers) and 12 non-employee directors who were eligible to participate in the Plan pursuant to the terms of the Plan. The foregoing number of employees has not been reduced to reflect potential dispositions of businesses by Omnicom. Historically, the Company has generally only granted awards under the Prior Plans to full-time employees and non-employee directors.

LIMITATION ON AWARDS AND SHARES AVAILABLE

Subject to the adjustment provisions as described in more detail below, the maximum aggregate number of shares of common stock that may be subject to awards granted under the Plan is 27,390,000 shares of common stock, less one share for each share subject to an award granted under a Prior Plan after November 26, 2025. The number of shares available for issuance may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments to Awards.”

The shares of common stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. If, after November 26, 2025, an award or portion thereof that was previously granted under the Plan or any Prior Plans is forfeited (including a repurchase of an unvested award upon a participant’s termination of employment at a price equal to the par value of the common stock subject to the award or the price paid by a participant (or lower price), as adjusted for corporate events), cancelled, or expires or is settled for cash or, except with respect to options or stock appreciation rights, is tendered for payment of or withheld in satisfaction of the tax withholding amounts

8 2026 Proxy Statement

PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

due upon vesting or settlement of the award, any shares of common stock subject to such award or portion thereof will be added, or added back, as applicable, to the number of shares of common stock that may be subject to awards granted under the Plan and may be used again for new grants under the Plan.

Notwithstanding the foregoing, the following shares of common stock are not added or added back to the shares of common stock authorized for grant as described above: (i) shares of common stock tendered by the participant or withheld by Omnicom in payment of the purchase price of an option, (ii) shares of common stock tendered by the participant or withheld by Omnicom to satisfy any tax withholding obligation with respect to a stock option or stock appreciation right, (iii) shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and (iv) shares purchased in the market with the proceeds from any exercise of an option.

PROVISIONS OF THE PLAN RELATED TO DIRECTOR COMPENSATION

The Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Plan’s limitations. The Committee may modify non-employee director compensation from time to time in the exercise of its business judgment, taking into account factors, circumstances and considerations as it deems relevant from time to time, provided that the sum of any cash or other compensation and the grant date fair value of any equity awards granted as compensation for services as a non-employee director during any fiscal year may not exceed $1,000,000 as to any individual non-employee director. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

AWARDS

The Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units. No determination has been made as to the types or amounts of future awards that will be granted to specific individuals pursuant to the Plan.

Stock Options

Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Plan will not be less than 100% of the fair market value of the common stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of Omnicom common stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. Nonqualified stock options may be exercised as determined by the Committee. Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering or having withheld previously-acquired or then-issuable shares of common stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof or by tendering other property acceptable to the Committee. A maximum of 27,390,000 shares of common stock may be granted in the form of incentive stock options under the Plan.

Restricted Stock

Restricted stock awards may be granted pursuant to the Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee. No dividends may be paid on awards of restricted stock that are subject to vesting conditions unless and until such conditions are met.

Stock Appreciation Rights

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of common stock or cash and shall satisfy all of the restrictions imposed by the Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the Plan. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR shall not exceed ten years.

Restricted Stock Units

Restricted stock units may be granted pursuant to the Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, except as described below, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied. No dividend equivalents may be paid on awards of restricted stock units that are subject to vesting conditions unless and until such conditions are met. Restricted stock units may be paid in shares of stock.

Other Incentive Awards

The other types of awards that may be granted under the Plan include performance shares, performance stock units, dividend equivalents, stock payments and deferred stock. Dividend equivalents may not be granted on shares of common stock subject to options or SARs. Dividend equivalents granted in connection with awards that are subject to vesting conditions will only be paid to the extent that the vesting conditions are subsequently satisfied and the related award vests.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the Plan may include, but are not limited to, the following: net earnings (either before or after interest, taxes, depreciation and amortization), profit (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share, any of which may be measured (i) either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and (ii) either on a generally accepted accounting principles in the United States (“GAAP”) or adjusted GAAP or International Financial Reporting Standards (“IFRS”) or adjusted IFRS (or other accounting principles followed by Omnicom) or on any other basis. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Omnicom, or the financial statements of Omnicom, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

10 2026 Proxy Statement

PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

Minimum Vesting Requirement

Awards granted under the Plan (other than cash-based awards) may not vest earlier than the first anniversary of the grant date, subject to the plan administrator’s ability to provide for acceleration of vesting, including upon a change in control, death, disability, or retirement. The following awards, however, are exempt from such minimum vesting requirement: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan.

Dividends; Dividend Equivalents

Notwithstanding anything to the contrary, if an award provides for a right to dividends or dividend equivalents, any dividends or dividend rights will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

TRANSFER OF AWARDS

Awards cannot be assigned, transferred, or otherwise disposed of by a participant other than: (a) by will or the laws of descent and distribution, (b) pursuant to beneficiary designation procedures approved from time to time by the Committee, (c) to the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (d) to a trust for the benefit of the participant and/or one or more of the persons referred to in clause (c), (e) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (c) are the only partners, members or shareholders or (f) for charitable donations. Such permitted transfers cannot be for monetary consideration and such permitted assignees shall be bound by and subject to all of the terms and conditions of the Plan and any applicable award agreement.

ADJUSTMENT TO AWARDS

If there is a nonreciprocal transaction between Omnicom and its shareholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the Committee shall make equitable adjustments (if any), as the Committee in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the Plan, the exercise price or grant price of such outstanding award (if applicable) and the aggregate number and kind of shares that may be issued under the Plan.

If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting the common stock or the share price of the common stock (other than a nonreciprocal transaction as described above), the Committee:

■    may equitably adjust the aggregate number and type of shares of common stock subject to the Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards (if applicable);

■    may provide for the termination of any award in exchange for an amount of cash and/or other property equal to the fair value of the applicable award;

■    may provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;

■    may provide that all awards shall be exercisable, payable, or fully vested as to all shares of common stock covered thereby;

■    may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the Plan or shall substitute similar awards for those outstanding under the Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

■    may make adjustments (i) in the number and type of shares of common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

EFFECT OF A CHANGE IN CONTROL

In the event of a change in control of Omnicom in which an award does not remain outstanding or is not assumed or an equivalent award is not substituted by a successor entity, then, immediately prior to the change in control, the award will become fully exercisable and all forfeiture restrictions on such award shall lapse.

AMENDMENT AND TERMINATION

The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) except as permitted by the adjustment provision described above, to increase the number of shares of common stock available under the Plan, (iii) except as permitted by the adjustment provision described above, to reduce the per share exercise price of an award, and (iv) except as permitted by the adjustment provision described above, to grant an award or cash in exchange for the cancellation or surrender of an option or a stock appreciation right when the exercise or base price exceeds the fair market value of the underlying shares.

The Plan provides that in no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan was approved by our Compensation Committee, which occurred on December 9, 2025.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Non-Qualified Stock Options

For federal income tax purposes, if participants are granted non-qualified stock options under the Plan, participants generally will not have taxable income on the grant of the option, nor will Omnicom be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and Omnicom expects that it will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is expected to be no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Omnicom, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and Omnicom expects that it will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. Omnicom will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Stock Appreciation Rights

Like nonqualified stock options, participants are not expected to be taxed upon grant of SARs, but will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares or other property received upon exercise. Omnicom expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant.

Restricted Stock

If the restricted stock is not freely transferable and is subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), then the participant will not recognize any income at the time of the award until the restrictions lapse (or unless the recipient elects to accelerate the recognition as of the date of grant). Omnicom expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant. However, a Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. Omnicom expects that it would be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Restricted Stock Units

Generally there is no income tax consequence to the participant or Omnicom upon the grant of performance or restricted stock units. The participant will realize ordinary income upon payment and Omnicom expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant.

Section 280G of the Code

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. Omnicom expects that it will generally have a corresponding deduction at the time the participant recognizes income provided that the income is not an “excess parachute payment” within the meaning of Section 280G of the Code.

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

Section 409A of the Code

Generally, to the extent that deferrals of awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A of the Code are satisfied. It is our intent that awards under the Plan will be structured and administered in a manner that complies with or is exempt from the requirements of Section 409A of the Code.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain current or former executive officers exceeds $1 million in any one taxable year. Although the Committee may take action to limit the impact of Section 162(m) of the Code, it also believes that deductibility of executive compensation is only one of several important considerations in setting compensation and reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of Omnicom or our shareholders.

State, local and non-U.S. tax consequences may in some cases differ from the U.S. federal tax consequences. The foregoing summary of the income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

NEW PLAN BENEFITS

Other than grants of fully vested common stock to our non-employee directors pursuant to our Director Compensation and Deferred Stock Program, awards under the Plan are subject to the discretion of the plan administrator, and no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by other participants in the Plan.

In accordance with our Director Compensation and Deferred Stock Program initially adopted by our Board on December 4, 2008 and as amended from time to time, non-employee directors automatically receive fully-vested common stock each fiscal quarter in a dollar amount equal to $51,250 for their service on our board of directors. The table below shows, as to each of our outside directors, the number of shares of fully-vested common stock that would be received or allocated to each such director during 2025, assuming a per share value of our common stock of $71.50, which was the closing price of our common stock on November 26, 2025.

Name of Non-Employee Director	Number of Shares of Common Stock
Mary C. Choksi	2,867
Leonard S. Coleman, Jr.	2,867
Mark D. Gerstein(1)	4,125
Ronnie S. Hawkins	2,867
Deborah J. Kissire	2,867
Gracia C. Martore	2,867
Patricia Salas Pineda	2,867
Linda Johnson Rice	2,867
Cassandra Santos	2,867
Valerie M. Williams	2,867
Patrick Q. Moore(2)	238
E. Lee Wyatt Jr.(2)	238

(1)        In addition to the quarterly awards of fully-vested common stock described above, amount also includes shares of common stock that the director has elected to receive in lieu of his annual cash retainer of $90,000 for 2025.

(2)        Messrs. Moore and Wyatt served on our Board for a portion of 2025 and were eligible to receive a pro-rated grant in respect of their service during 2025.

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PROPOSAL 1 — APPROVAL OF THE OMNICOM 2026 INCENTIVE AWARD PLAN

INTEREST OF CERTAIN PERSONS IN THE PLAN

Shareholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Plan because they may in the future receive awards under the Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced officers and directors by adopting the Plan.

The Board UNANIMOUSLY recommends a vote FOR the approval of the Plan.

Adoption of the Plan requires the favorable vote of the holders of a majority of the shares voting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

EQUITY COMPENSATION PLANS

The following table provides information about our current equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($/shr)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders: 2021 Incentive Award Plan and previously adopted equity incentive plans (other than our ESPP)	3,085,287	$71.65	7,781,173(1)
Equity compensation plans approved by security holders: ESPP Shares	—	—	8,174,023(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,085,287	$71.65	15,955,196

(1)        The maximum number of shares that may be issued under our 2021 Plan is 14,700,000, less one share for each share subject to an award granted by Omnicom under a Prior Plan after December 31, 2020. This number is subject to upward adjustment since awards granted by Omnicom under Prior Plans that are forfeited or expire after December 31, 2020, may be used again under the 2021 Plan. Furthermore, shares tendered for payment of or withheld after December 31, 2020 in satisfaction of the tax withholding amounts due upon vesting or settlement of any award that is not an option or stock appreciation right that is granted by Omnicom under the 2021 Plan or a Prior Plan may be used under the 2021 Plan. The figure above includes 7,781,173 shares that may be issued under our 2021 Plan. As of December 31, 2024, there were 3,085,287 stock options outstanding under our equity compensation plans (other than our Employee Stock Purchase Plan (the “ESPP”)) with a weighted-average exercise price of $71.65 and a weighted-average term of 7.08 years and 3,151,514 shares of restricted stock or restricted stock units (“RSUs”) outstanding under our equity compensation plans (other than our ESPP).

(2)        The ESPP is a tax-qualified plan in which all eligible full-time and part-time domestic employees may participate.

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Fiscal Year 2024 Compensation Information

Compensation Committee Interlocks and Insider Participation

The following directors served as members of our Compensation Committee during all or a portion of 2024: Mary C. Choksi, Leonard S. Coleman, Jr., Ronnie S. Hawkins, Gracia C. Martore and Linda Johnson Rice. None of the Compensation Committee members who served during 2024 is a current or former employee or officer of Omnicom or its subsidiaries. None of the Compensation Committee members who served during 2024 has ever had any relationship requiring disclosure by Omnicom under Item 404 of Regulation S-K. During 2024, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any other company that had an executive officer serving as a member of our Board or its Compensation Committee.

Directors’ Compensation for Fiscal Year 2024

Due to the fact that the proposal to approve the Plan relates to a compensation plan in which executive officers and directors of the Company will participate, the Company is required under applicable disclosure rules to provide certain executive compensation information related to our last completed fiscal year. As such, this section is based on the information and related compensation tables that were included in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2025 Annual Meeting of Shareholders, filed on March 27, 2025.

Directors who are also current or former employees of Omnicom or its subsidiaries receive no compensation for serving as directors. The compensation program for directors who are not current or former employees of Omnicom or its subsidiaries is designed to compensate directors in a manner that reflects the work required for a company of Omnicom’s size and composition and to align directors’ interests with the long-term interests of shareholders. The table below includes the following compensation elements with respect to non-employee directors:

Annual Compensation. For 2024, non-employee directors were paid an annual cash retainer of $90,000 and $2,000 for attendance at each Board and Committee meeting. Non-employee directors are also paid $10,000 for attendance in person at a Board meeting held outside of the U.S. that requires international travel from his or her residence, but no such international meetings were held in 2024, and, therefore, this additional fee was not paid. In addition, directors receive reimbursement for customary travel expenses.

In accordance with our 2021 Plan, and our Director Compensation and Deferred Stock Program initially adopted by our Board on December 4, 2008 (as amended), non-employee directors also receive fully vested common stock each fiscal quarter. For each of the four quarters in 2024, such directors received common stock with a grant date fair value of $43,750 based on the per share closing price of our common stock on the first trading day immediately prior to grant. Effective January 1, 2025, the amount of common stock to be received by non-employee directors each quarter was increased to $51,250.

Our Director Compensation and Deferred Stock Program and 2021 Plan provide that each director may elect to receive all or a portion of his or her annual cash retainer for the following year’s service in common stock. Mr. Gerstein elected to receive all of his 2024 annual cash retainer in common stock.

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Fiscal Year 2024 Compensation Information

Directors may also elect to defer any shares of common stock payable to them, which will be credited to a bookkeeping account in the directors’ names. These elections must be made prior to the start of the calendar year for which the common stock would be payable to them. The number of shares of common stock delivered or credited to a director’s account is based on the fair market value of our common stock on the first trading day immediately preceding the date the shares would have been paid to the director. Each director other than Ms. Rice elected to defer all of the shares of common stock payable to them in 2024.

Lead Independent Director and Committee Chair Fees. The Chairs of our committees and our Lead Independent Director receive additional annual fees in cash due to the workload and the additional responsibilities of their positions. Our Lead Independent Director receives an additional fee of $35,000. The Chairs of our Audit, Compensation, Governance and Finance Committees receive an additional fee of $20,000 each year, as long as such Chair is not also an executive officer of Omnicom. Effective January 1, 2025, the annual Lead Independent Director fee was increased to $50,000, and the annual fee for the Chairs of our Audit, Compensation, Governance and Finance Committees was increased to $30,000.

Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Mary C. Choksi	$225,000	$175,000	$400,000
Leonard S. Coleman, Jr.	$176,000	$175,000	$351,000
Mark D. Gerstein	$152,000	$175,000	$327,000
Ronnie S. Hawkins	$140,000	$175,000	$315,000
Deborah J. Kissire	$188,000	$175,000	$363,000
Gracia C. Martore	$190,000	$175,000	$365,000
Patricia Salas Pineda	$138,000	$175,000	$313,000
Linda Johnson Rice	$140,000	$175,000	$315,000
Cassandra Santos	$126,000	$175,000	$301,000
Valerie M. Williams	$152,000	$175,000	$327,000

(1)        This column reports the amount of cash compensation earned in 2024 for Board and Committee service. The amounts shown include $90,000 in an annual retainer for Board membership, which Mr. Gerstein elected to receive in common stock.

(2)        The amount reported in the “Stock Awards” column for each director reflects the aggregate grant date fair value of the stock granted in 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For a discussion of the assumptions used to calculate the fair value of stock awards, refer to Notes 2 and 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”). The grant date fair market value for each quarterly stock award was $43,750 for each individual reported in the table above. All stock awards held by directors were fully vested as of December 31, 2024.

No Other Compensation. Directors received no compensation in 2024 other than that described above. We do not have a retirement plan for directors, and they receive no pension benefits.

Stock Ownership Requirement. The Board encourages stock ownership by directors and has adopted stock ownership guidelines for our directors. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of their joining the Board. As of December 31, 2024, each member of our Board that has served on the Board five years or more was in compliance with these guidelines.

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Fiscal Year 2024 Compensation Information

Compensation Discussion & Analysis

Due to the fact that the proposal to approve the Plan relates to a compensation plan in which executive officers and directors of the Company will participate, the Company is required under applicable disclosure rules to provide certain executive compensation information related to our last completed fiscal year. As such, this section is based on the Compensation Discussion and Analysis information and related compensation tables that were included in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2025 Annual Meeting of Shareholders, filed on March 27, 2025.

OBJECTIVES

Compensation Decision Process

The Compensation Committee annually reviews and approves the compensation of the named executive officers (the “NEOs”). To aid the Compensation Committee in making its compensation determinations, the Chief Executive Officer annually reviews the performance of each other NEO by evaluating the performance factors described in this Compensation Discussion and Analysis and presents his conclusions and recommendations to the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s recommendations, but ultimately makes the final decision as to compensation determinations. With respect to 2024 compensation, the Compensation Committee did not deviate materially from our Chief Executive Officer’s recommendations.

Our NEOs for fiscal year 2024 were:

■    John D. Wren, Chairman and Chief Executive Officer

■    Daryl D. Simm, President and Chief Operating Officer

■    Philip J. Angelastro, Executive Vice President and Chief Financial Officer

■    Louis F. Januzzi, Senior Vice President, General Counsel and Secretary

■    Rochelle M. Tarlowe, Senior Vice President and Treasurer

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Fiscal Year 2024 Compensation Information

Process for Determination of our Executive Compensation: Step-By-Step

STEP 1	Base Salary The Compensation Committee sets base salaries. Mr. Wren’s salary last increased 22 years ago.

STEP 2	Setting Performance Measures for 2024 The Compensation Committee sets metrics and quantitative and qualitative performance measures for earning an Annual Incentive Award.

STEP 3

Determining Multipliers Based on Performance Range
The Compensation Committee ascribes a range of predetermined multipliers based on the range of Omnicom performance outcomes with respect to each quantitative performance measure.

STEP 4	Setting Target and Maximum Annual Incentive Award Dollar Amounts The Compensation Committee sets target and maximum Annual Incentive Award dollar amounts.

STEP 5

Calculation of Annual Incentive Award
The Compensation Committee reviews the performance of Omnicom and its peer group and calculates weighted scores for each metric and final earned Annual Incentive Award dollar amounts.

STEP 6

Adjustments Determined
The Compensation Committee considers factors it deems appropriate in order to determine whether to make adjustments to the calculated Annual Incentive Award dollar amounts and approves final Annual Incentive Awards.

STEP 7

Long-Term Incentive Compensation: Three-Year Performance Restricted Stock Unit (“PRSU”) Awards
The Compensation Committee granted Messrs. Wren, Simm and Angelastro PRSUs that are subject to performance conditions measured over a three-year period.

STEP 8

Long-Term Incentive Compensation: Time-Based Equity Awards
The Compensation Committee granted Mr. Januzzi and Ms. Tarlowe RSUs that vest pro-rata annually over a five-year period. Additionally, Messrs. Wren, Simm, Angelastro and Januzzi received time-based equity awards in lieu of cash for all or a portion of their 2024 Annual Incentive Award.

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Fiscal Year 2024 Compensation Information

ELEMENTS OF OMNICOM COMPENSATION AND

FISCAL YEAR 2024 DECISIONS

For Messrs. Wren, Simm and Angelastro, our principal components of pay for performance in 2024 were a base salary, an Annual Incentive Award based on 2024 performance, and an award of PRSUs that is contingent upon the long-term performance of the Company.

For Messrs. Januzzi and Tarlowe, our principal components of pay for performance in 2024 were a base salary, an Annual Incentive Award based on 2024 performance and an award of RSUs that vests pro-rata annually over a five-year period.

Although NEOs are eligible to receive an Annual Incentive Award if their achievements so merit, the granting of an Annual Incentive Award to any NEO is entirely at the discretion of the Compensation Committee. The Compensation Committee may choose not to award an Annual Incentive Award to a NEO or to adjust the amount of the award that results from the application of the measures described in this Compensation Discussion & Analysis, in each case, in light of all factors deemed relevant by the Compensation Committee. In addition, to the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact.

Each of these components and the manner in which decisions for 2024 were made for each NEO are more fully discussed in the sections that follow.

STEP 1	Base Salary The Compensation Committee sets base salaries. Mr. Wren’s salary last increased 22 years ago.

NEO Base Salaries:
John Wren Chairman and Chief Executive Officer	$ 1,000,000
Daryl Simm President and Chief Operating Officer	$ 1,000,000
Philip Angelastro Executive Vice President and Chief Financial Officer	$ 950,000
Louis Januzzi Senior Vice President, General Counsel and Secretary	$ 650,000
Rochelle Tarlowe Senior Vice President and Treasurer	$ 425,000

The objective of base salary is to provide a portion of compensation to the NEO that is not “at risk,” such as incentive bonuses or equity awards, and is generally unaffected by fluctuations in company performance or the market in general. The base salaries for the NEOs are determined by the Compensation Committee.

Adjustments in base salary for NEOs are not automatic or formulaic, and are ultimately made by the Compensation Committee in the exercise of its business judgment. Omnicom considers a number of factors when determining whether to make base salary adjustments, which factors may include advice from our compensation consultant, the general knowledge of our Chief Executive Officer and Compensation Committee of base salaries paid to similarly positioned executives, salaries paid historically, tax and accounting changes that may affect the Company, as well as personal performance as assessed by the Compensation Committee and the Chief Executive Officer. Normally, base salary adjustments are generally considered no more frequently than every 24 months. Effective March 1, 2024, Mr. Januzzi’s base salary was increased from $500,000 to $650,000 to reflect his performance in his role as General Counsel of the Company.

Based on our Chief Executive Officer’s and the Compensation Committee’s general knowledge of base salaries paid to similarly positioned executives at companies of comparable size and profitability, and the Compensation Committee’s emphasis on performance-based compensation, no NEO’s base salary, other than Mr. Januzzi’s as described above, was adjusted in 2024.

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Fiscal Year 2024 Compensation Information

Performance-Based Compensation Awards

Under Omnicom’s Senior Management Incentive Plan, eligible executive officers may receive an Annual Incentive Award, except as the Compensation Committee may otherwise determine in the exercise of its business judgment. The Annual Incentive Award earned by each eligible NEO is payable at the election of the Compensation Committee in cash and/or equity-based awards. The following table summarizes the combination of quantitative and qualitative performance measures the Compensation Committee considered for the Annual Incentive Awards awarded for performance in fiscal year 2024, each of which is discussed in greater detail below.

Determination of Annual Incentive Award:

STEP 2	Setting Performance Measures for 2024 The Compensation Committee sets metrics and quantitative and qualitative performance measures for earning an Annual Incentive Award.

Component	Weighting	Performance Measures	Rationale for Selection of Performance Metric
Peer Metric (Performance Relative to Peers)	40%	■ Return on equity (40%) ■ Organic growth (20%) ■ Adjusted operating margin (20%) ■ Organic growth plus adjusted operating margin (20%)

■    Comprehensively evaluates various financial metrics directly tied to the return to our common shareholders over time

■    Measures ability to drive revenue growth from existing operations, exclusive of the impact of acquisitions, dispositions and foreign currency translation

■    Focuses the Company on operating at sustainable, profitable levels

■    Balances the contribution of each of these important metrics

Performance Metric (OMC Internal Targets)	40%	■ Adjusted diluted EPS growth (33 1/3%) ■ Adjusted EBITA margin (33 1/3%) ■ Organic growth (33 1/3%)

■    Measures Company’s profitability

■    Focuses the Company on operating at sustainable, profitable levels

■    Measures ability to drive revenue growth from existing operations, exclusive of the impact of acquisitions, dispositions and foreign currency translation

Qualitative Metric	20%	■ Assessment of executive performance in furtherance of our business strategy, as described below	■ Focuses on executive performance

We believe our goals are meaningful and challenging, the achievement of which is designed to drive shareholder value.

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Fiscal Year 2024 Compensation Information

STEP 3

Determining Multipliers Based on Performance Range
The Compensation Committee ascribes a range of predetermined multipliers based on the range of Omnicom performance outcomes with respect to each quantitative performance measure.

PEER METRIC (FINANCIAL PERFORMANCE VS. INDUSTRY PEER GROUP) – 40% OF TARGET ANNUAL INCENTIVE AWARD

Performance Measure	Weight	Rank	Peer Multiplier
Return On Equity	40%	1 – 4	0.4 – 2.0
Organic Growth	20%	1 – 4	0.4 – 2.0
Adjusted Operating Margin	20%	1 – 4	0.4 – 2.0
Organic Growth + Adjusted Operating Margin	20%	1 – 4	0.4 – 2.0

The “Peer Metric” is based on Omnicom’s financial performance as compared to an industry peer group. The Compensation Committee considered the following performance measures for fiscal year 2024 as compared to that of an industry peer group, which included WPP plc, Publicis Groupe SA and The Interpublic Group of Companies, Inc. (the “Peer Metric Group”), with each measure weighted as indicated:

■    return on equity (ROE) (40%)

■    organic growth (20%)

■    adjusted operating margin (20%)

■    organic growth plus adjusted operating margin (20%)

Peer Metric
(40% of Target Incentive Award)

A predetermined multiplier of between 0.4 and 2.0 (the “Peer Multiplier”) was ascribed based on Omnicom’s ranking relative to the Peer Metric Group for each metric. The Peer Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score (the “Peer Weighted Score”).

PERFORMANCE METRIC (FINANCIAL PERFORMANCE VS. ANNUAL COMPANY TARGET) – 40% OF TARGET ANNUAL INCENTIVE AWARD

Performance Measure	Weight	Performance Range	Performance Multiplier
Adjusted Diluted EPS Growth	33 1/3%	1.0% – 6.0%	0.0 – 2.0
Adjusted EBITA Margin	33 1/3%	15.1% – 15.9%	0.0 – 2.0
Organic Growth	33 1/3%	1.0% – 5.0%	0.0 – 2.0

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Fiscal Year 2024 Compensation Information

The “Performance Metric” is based on Omnicom’s financial performance as compared to annual Company targets. The Compensation Committee considered the following performance measures for fiscal year 2024, with each measure weighted as indicated:

■    Adjusted diluted earnings per share growth (Adjusted Diluted EPS Growth) (33 1/3%)

■    Adjusted earnings before interest, taxes and amortization (Adjusted EBITA) margin (33 1/3%)

■    Organic growth (33 1/3%)

Performance Metric
(40% of Target Incentive Award)

Organic growth is total revenue growth less the change in revenue attributable to foreign currency translation and the impact of revenue from businesses acquired net of the revenue from businesses that were disposed. A predetermined multiplier of between 0.0 and 2.0 (the “Performance Multiplier”) was ascribed based on the range of Omnicom performance with respect to each performance measure as shown above. The Performance Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score (the “Performance Weighted Score”).

STEP 4	Setting Target and Maximum Annual Incentive Award Dollar Amounts The Compensation Committee sets target and maximum Annual Incentive Award dollar amounts.

Name of Executive	Threshold	Target	Maximum
John Wren	$ 0	$8,300,000	$16,600,000
Daryl Simm	$ 0	$3,700,000	$ 7,400,000
Philip Angelastro	$ 0	$3,500,000	$ 7,000,000
Louis Januzzi	$ 0	$ 530,000	$ 1,060,000
Rochelle Tarlowe	$ 0	$ 325,000	$ 650,000

For performance in fiscal year 2024, we established a maximum incentive compensation level and a target incentive compensation level set at a percentage of the maximum incentive compensation level, which are shown above and in the “Grants of Plan-Based Awards in 2024” table. As described below, the Compensation Committee periodically consults with its compensation consultant to determine the range of total compensation for similarly positioned executives at peer group companies. The Compensation Committee takes the information provided by its compensation consultant into consideration when determining the Incentive Award target for our NEOs.

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Fiscal Year 2024 Compensation Information

STEP 5

Calculation of Annual Incentive Award
The Compensation Committee reviews the performance of Omnicom and its peer group and calculates weighted scores for each metric and final earned Annual Incentive Award dollar amounts.

CALCULATION OF METRICS RESULTS – COMPANY PERFORMANCE VS. INDUSTRY PEER GROUP

When calculating the Adjusted Operating Margin for our performance metric, we made adjustments to Operating Income to (i) add back real estate and other repositioning costs, (ii) add back acquisition transaction costs and (iii) exclude a gain on a disposition of a subsidiary. To the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact. The tables in Annex B show the adjustments made to Omnicom Group Inc.’s Operating Income.

	2024 Performance	Peer Metric Group Rank	Weight	Peer Multiplier	Weighted Score
Return On Equity	37.9%	1	40%	2.00	0.800
Organic Growth	5.2%	2	20%	1.50	0.300
Adjusted Operating Margin	15.0%	1	20%	2.00	0.400
Organic Growth + Adjusted Operating Margin	20.2%	1	20%	2.00	0.400
Total					1.900
Peer Weighted Score of 1.900 x metric weighting of 40%					76.0%

CALCULATION OF METRICS RESULTS – COMPANY TARGETS

When calculating our Adjusted EBITA Margin for our performance metric, we made adjustments to EBITA to (i) add back amortization of other purchased and internally developed software, (ii) add back real estate and other repositioning costs and (iii) add back acquisition transaction costs. When calculating our Adjusted Diluted EPS Growth for our performance metric, we made adjustments to Net Income – Omnicom Group Inc. to (i) add back amortization of acquired intangible assets and internally developed strategic platform assets, (ii) add back amortization of other purchased and internally developed software, (iii) add back after-tax real estate and other repositioning costs in 2023 and 2024, (iv) add back after-tax acquisition transaction costs incurred in the fourth quarters of 2023 and 2024 and (v) exclude an after-tax gain on a disposition of a subsidiary in the second quarter of 2023. To the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact. The tables in Annex B show these adjustments to EBITA and Net Income – Omnicom Group Inc.

	Target Range and 2024 Performance	Performance Multiplier	Relative Weight	Weighted Score
Adjusted Diluted EPS growth		1.80	33 1/3%	0.600
Adjusted EBITA margin		1.25	33 1/3%	0.417
Organic growth		2.00	33 1/3%	0.667
Total				1.683
Performance Weighted Score of 1.683 x metric weighting of 40%				67.3%

24 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

CALCULATION OF METRICS RESULTS – QUALITATIVE METRIC DETERMINATIONS

The use of qualitative metrics was implemented to assess individual performance. While the Compensation Committee originally planned to assess performance based on internal human capital management, corporate social responsibility and sustainability goals, for performance in fiscal year 2024, the Committee decided that an assessment of individual performance relative to their job function was more appropriate in order to tie a substantial portion of each NEO’s performance-based pay more closely to their actual performance in 2024 and to their specific areas of responsibility. In consultation with Mr. Wren (except with respect to himself), the Compensation Committee reviewed each NEO’s performance in his or her position and the extent to which they adequately carried out the functions of their role. The Compensation Committee determined that, during 2024, each NEO exceeded expectations with respect to the NEO’s performance for fiscal year 2024 and successfully executed the functions of their particular position during 2024 and, as a result, the Compensation Committee determined that the qualitative metrics should be deemed achieved at target for each individual.

Fiscal Year 2024 Calculation of Annual Incentive Award

Name	Target Incentive Compensation	Peer Weighted Score	Performance Weighted Score	Qualitative Score	Combined Score	Total Annual Incentive Award Earned
John Wren	$8,300,000	76.0%	67.3%	20.0%	163.3%	$13,557,000
Daryl Simm	$3,700,000	76.0%	67.3%	20.0%	163.3%	$ 6,043,000
Philip Angelastro	$3,500,000	76.0%	67.3%	20.0%	163.3%	$ 5,717,000
Louis Januzzi	$ 530,000	76.0%	67.3%	20.0%	163.3%	$ 866,000
Rochelle Tarlowe	$ 325,000	76.0%	67.3%	20.0%	163.3%	$ 531,000
STEP 6

Adjustments Determined
The Compensation Committee considers factors it deems appropriate in order to determine whether to make adjustments to the calculated Annual Incentive Award dollar amounts and approves final Annual Incentive Awards.

Adjustments to Calculated Annual Incentive Award

While the Compensation Committee recognizes the contribution of each eligible NEO, the Compensation Committee, pursuant to Mr. Wren’s recommendation, agreed that it was prudent to reduce the amount of the Annual Incentive Awards to Messrs. Wren, Simm, Angelastro and Ms. Tarlowe, as shown below, in order to reallocate the funds to the general incentive compensation pool to be reallocated to other employees. In recognition of Mr. Januzzi’s performance in his role as General Counsel of the Company, the Committee and management agreed to adjust his Annual Incentive Award as shown below.

Name	Total Annual Incentive Award Earned	Adjustment	Total Final Annual Incentive Award
John Wren	$13,557,000	$ (57,000)	$13,500,000
Daryl Simm	$ 6,043,000	$(1,043,000)	$ 5,000,000
Philip Angelastro	$ 5,717,000	$(1,217,000)	$ 4,500,000
Louis Januzzi	$ 866,000	$ 134,000	$ 1,000,000
Rochelle Tarlowe	$ 531,000	$ (81,000)	$ 450,000

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Fiscal Year 2024 Compensation Information

STEP 7

Long-Term Incentive Compensation: Three-Year PRSU Awards

The Compensation Committee granted to Messrs. Wren, Simm and Angelastro PRSUs that are subject to further performance conditions over a three-year period.

On May 6, 2024, the Compensation Committee awarded Messrs. Wren, Simm and Angelastro PRSUs designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value over time. The PRSUs awarded are subject to performance conditions over a three-year period that fit within the Compensation Committee’s “pay for performance” philosophy by closely tying pay to long-term performance. These awards are presented below in both the Summary Compensation Table for 2024 on page 32 and the Grants of Plan-Based Awards in 2024 table on page 33.

The vesting of these PRSUs depends on the results of a performance test performed three years after the year of the grant, which establishes the percentage of the award that the executive will ultimately realize. This test compares the Company’s return on equity for a three-year period (2024 to 2026) to that of our Peer Metric Group. The Compensation Committee believes return on equity provides a consistent and comprehensive measure to assess Omnicom’s relative performance. The Compensation Committee believes using return on equity as the single performance measure achieves clear and simple peer group comparison, and comprehensively evaluates various financial metrics. In addition, return on equity is a measure directly tied to the return to our common shareholders over the long term.

In 2027, our average return on equity over calendar years 2024, 2025 and 2026 will be compared to the average return on equity for each member of the Peer Metric Group for the same three-year period, and Omnicom’s rank amongst these competitors will be determined. The ultimate value received by the NEO will depend on the vesting of the awards and the value of our common stock. If Omnicom ranks 1st or 2nd amongst the Peer Metric Group, 100% of the PRSUs will vest; if we rank 3rd, 67% will vest; and if we rank 4th, 34% will vest.

In the event Messrs. Wren, Simm or Angelastro terminates employment on or prior to December 31, 2026, he will remain eligible to vest in one-third of the maximum number of PRSUs for each December 31st he is employed between the grant date and December 31, 2026 and such shares will be distributed in 2027 based on Omnicom’s relative return on equity performance. Dividend equivalents will be reserved on the maximum number of PRSUs to which the executive is entitled at such times as dividends are paid to shareholders of Omnicom. At the time the PRSUs vest, the dividend equivalent payments that have accumulated will be paid in cash. Vesting of some portion of the PRSUs, and distribution of the shares underlying those PRSUs, will be accelerated in the event of death or termination due to disability.

Messrs. Wren, Simm and Angelastro are required to retain a certain amount of Omnicom’s equity/stock as described in “Executive Compensation Related Practices, Policies and Guidelines – Executive Stock Ownership Guidelines.”

STEP 8

Long-Term Incentive Compensation: Time-Based Equity Awards

The Compensation Committee granted to Mr. Januzzi and Ms. Tarlowe RSUs that vest pro-rata annually over a five-year period. Additionally, Messrs. Wren, Simm, Angelastro and Januzzi received time-based equity awards in lieu of cash for all or a portion of their 2024 Annual Incentive Award.

The Compensation Committee typically grants RSU awards annually to a relatively broad group of key executives based upon the executive’s level of responsibility and judgment of the executive’s current and future contribution to Omnicom’s performance. In general, the Compensation Committee’s judgment is based on an analysis of the executive’s past contribution to the Company and also motivated by the need to retain the talented executives who are a critical component of Omnicom’s long-term success. The Compensation Committee believes that service-based vesting of the RSUs is an important motivator to reward continued performance. Mr. Januzzi and Ms. Tarlowe received an award of RSUs on May 6, 2024. Information related to these awards is presented below in the Summary Compensation Table for 2024 on page 32 and the Grants of Plan-Based Awards in 2024 table on page 33. Each award of RSUs will be eligible to vest pro-rata annually over five years and each RSU represents the right to receive one share of our common stock upon vesting. Mr. Januzzi and Ms. Tarlowe are entitled to accelerated vesting of a pro-rated portion of the RSUs upon a termination of employment due to disability and accelerated vesting of all RSUs in the event of death.

26 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

In lieu of cash, in March 2025, the Compensation Committee elected to pay all or a portion of Messrs. Wren, Simm, Angelastro and Januzzi’s 2024 Annual Incentive Award in the form of stock options and/or RSUs. In making this election, the Compensation Committee sought to better align the interests of the shareholders with those of the NEOs by further incentivizing these NEOs toward the creation and preservation of long-term shareholder value.

Name	Total Final Incentive Award	Cash Portion	Dollar Value of Stock Option Portion	Dollar Value of RSU Portion	Total Dollar Value of Non-Cash Portion
John Wren	$13,500,000	$ 0	$13,500,000	$ 0	$13,500,000
Daryl Simm	$ 5,000,000	$ 500,000	$ 2,250,000	$2,250,000	$ 4,500,000
Philip Angelastro	$ 4,500,000	$ 500,000	$ 2,000,000	$2,000,000	$ 4,000,000
Louis Januzzi	$ 1,000,000	$ 500,000	$ 0	$ 500,000	$ 500,000

Each stock option has a per-share exercise price equal to the closing price of our common stock on the date of grant and, consequently, will only have value if our common stock price appreciates. The Compensation Committee determined that paying Mr. Wren his 2024 Annual Incentive Award entirely in the form of stock options was appropriate given his role as our Chief Executive Officer in order to further incentivize him toward creating superior value for our shareholders. Each award of stock options granted in respect of the 2024 Annual Incentive Award will vest pro-rata annually over a three-year period following the date of grant, subject generally to continued service. Each award of RSUs granted in respect of the 2024 Annual Incentive Award will vest pro-rata annually over a five-year period following the date of grant, subject generally to continued service. Furthermore, each NEO is entitled to accelerated vesting of a pro-rated portion of the these time-based equity awards upon a termination of employment due to disability and accelerated vesting of all such awards in the event of death.

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Fiscal Year 2024 Compensation Information

OTHER EXECUTIVE COMPENSATION ARRANGEMENTS

SERCR Plan and Executive Salary Continuation Plan Agreements. Omnicom has entered into Award Agreements with Messrs. Wren, Simm and Angelastro pursuant to the Senior Executive Restrictive Covenant and Retention Plan, which was adopted in December 2006 (the “SERCR Plan”) and an Executive Salary Continuation Plan Agreement with Mr. Januzzi. These arrangements are discussed in greater detail in the section below entitled “Potential Payments Upon Termination of Employment or Change in Control.”

Participation in the SERCR Plan was offered by the Compensation Committee based on the value of the benefit provided to Omnicom through the restrictive covenants contained in the SERCR Plan, as a retention mechanism to secure the services of the participants by providing post-employment benefits, subject to a minimum period of employment and based on the Compensation Committee’s analysis of the future financial impact of various termination payout scenarios on each of these recipients and on Omnicom. In making the decision to extend these benefits, the Compensation Committee relied on the advice of its independent compensation consultant, FW Cook, that the program is representative of market practice, both in terms of design and cost.

Amounts payable to Mr. Januzzi under his Executive Salary Continuation Plan Agreement are based on past Company practice and are in consideration for the covenants to consult and not to compete during the service period of the agreement. The Compensation Committee believes that these benefits are essential in helping Omnicom fulfill its objectives of attracting and retaining key executive talent.

Deferred Restricted Stock and Restricted Stock Unit Plans. Each of our NEOs was previously eligible to defer, at his or her election, some or all of the shares of restricted stock and restricted stock units that otherwise would have vested in a given year. No NEO made such an election in 2024. Balance and payment information with respect to prior elections is reflected in the Nonqualified Deferred Compensation in 2024 table on page 35. Omnicom pays participants an amount equal to the cash dividends that would have been paid on the shares or units in the absence of a deferral election, subject to the participant’s employment with Omnicom on the record date of such dividends.

Retirement Savings Plan. Omnicom sponsors the Omnicom Group Retirement Savings Plan, which is a tax-qualified defined contribution plan. Employees who meet the Plan’s eligibility requirements may elect to participate in the 401(k) feature of the Plan and may also receive a discretionary company matching contribution after the end of the Plan year based on the Plan’s provisions.

Insurance. In 2024, Omnicom paid employer premiums for life insurance for Messrs. Wren and Simm.

Other perquisites. We procure aircraft usage from an unrelated third-party vendor. In some instances, Omnicom makes available to the NEOs personal use of corporate aircraft hours. The dollar amount reported in the Summary Compensation Table for personal use of aircraft hours reflects the aggregate incremental cost to Omnicom, based on payments we make which are equal to the vendor’s hourly charge for such use and landing fees, minus the amount Omnicom is reimbursed by the executive for his or her use on the aircraft. Each executive reimburses Omnicom for at least the amount calculated based on the Standard Industry Fare Level (SIFL) tables prescribed under Internal Revenue Service (“IRS”) regulations promptly after the cost of the flight is incurred. Additional perquisites and benefits are set forth in the notes to the Summary Compensation Table for 2024 on page 32.

Employment Agreement. In July 2021, Omnicom Management Inc. entered into an employment agreement with Mr. Wren pursuant to which he served as the Chairman and Chief Executive Officer of the Company during 2024 (the “Employment Agreement”). The initial term of Mr. Wren’s employment agreement was through December 31, 2024, and was subject to annual automatic renewal for successive one-year terms unless either party provides timely written notice of an intent not to renew. Except for termination at the end of the then-current term, the Employment Agreement could only be earlier terminated by the Company for “cause” (as defined in the SERCR Plan), due to Mr. Wren’s death or pursuant to Mr. Wren’s resignation for any reason. Otherwise, the Board has the ability to relieve Mr. Wren of his duties and responsibilities for the remainder of the term while placing him on a paid leave-of-absence. Additionally, under the Employment Agreement, if Mr. Wren steps down as the Chief Executive Officer of the Company, he would continue to serve as Executive Chairman while he is a member of the Board. Mr. Wren’s Employment Agreement also provided that with respect to any PRSU award agreement entered into with Mr. Wren, in the event that he no longer serves as Chief Executive Officer of the Company, then the “Average Return on Equity” for purposes of the PRSU award agreement will be calculated based on one or more full calendar years of service while Mr. Wren served as Chief Executive Officer.

28 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

EXECUTIVE COMPENSATION-RELATED PRACTICES, POLICIES AND GUIDELINES

Role of the Independent Compensation Consultant. Because of the competitive nature of our business, the loss of key executives to competitors is a significant risk and Omnicom’s paramount concern is to attract and retain the highest-caliber executive team to ensure that Omnicom is managed in the most effective possible manner. The Compensation Committee directly retains the services of FW Cook, an independent third-party compensation consulting firm, for input on a range of external market factors, including evolving compensation trends, and market-standard compensation levels and elements. FW Cook reports directly and exclusively to the Compensation Committee. FW Cook only provides compensation consulting services to the Compensation Committee, and works with Omnicom’s management only on matters for which the Compensation Committee is responsible. Moreover, FW Cook does not perform any other services for, or receive any other fees from, the Company or any of its subsidiaries other than in connection with its work for the Compensation Committee. As of March 27, 2025, FW Cook stated that it holds no Omnicom stock, and the Compensation Committee believed the services FW Cook provides for the Company do not raise any conflicts of interest.

Market-Competitive Compensation. The Compensation Committee periodically consults with FW Cook to obtain general observations on the Company’s compensation programs from which the Compensation Committee determines the target range of total compensation for executives. Though FW Cook provides general observations on the Company’s compensation programs, it does not determine or recommend specific amounts or forms of compensation for the NEOs. Although the data provided by FW Cook influenced the Compensation Committee’s review and analysis, such data did not have a material impact on the Compensation Committee’s determination of the levels and elements of our executive compensation. The peer group the Compensation Committee reviewed consisted of companies of comparable size and operational complexity. The group was unchanged from last year, which was comprised of the following companies for 2024:

■ Accenture plc	■ DXC Technology Company	■ Thomson Reuters Corporation
■ Automatic Data Processing, Inc.	■ Interpublic Group of Companies	■ WPP plc
■ Cognizant Technology Solutions Corporation	■ Paramount Global

Accounting and Tax Considerations

IRC SECTION 162(m)

The IRS, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for all compensation in excess of $1,000,000 paid to our NEOs. The Compensation Committee believes that shareholder interests are best served by not restricting the Compensation Committee’s flexibility in structuring compensation for our NEOs and reserves the right to pay compensation that will not be deductible as a result of Section 162(m) of the Code.

ACCOUNTING FOR SHARE-BASED COMPENSATION

Omnicom accounts for share-based compensation including its PRSUs and RSUs in accordance with ASC Topic 718, Compensation — Stock Compensation.

Risk Assessment in Compensation Programs

We have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. FW Cook was previously retained by the Compensation Committee to assist Omnicom’s management in reviewing our executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations are likely to create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; analysis to identify risk and risk control related to the programs; determinations as to the sufficiency of risk identification; and the balance of potential risk to potential reward. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

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Fiscal Year 2024 Compensation Information

Based on the foregoing and the fact that, since FW Cook assisted the Company in its review, no subsequent change in the Company’s compensation programs has created risks reasonably likely to have a material adverse effect on the Company, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Policies

The following table briefly summarizes the policies and guidelines Omnicom has adopted over the years to strengthen our pay practices, each of which is discussed in detail below:

Policy/Guidelines	Summary
Executive Stock Ownership Guidelines

The guidelines that require our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below.

Compensation Recovery/Clawback Policy

Policy required by the SEC rules and NYSE listing standards that provides for the mandatory recovery of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement.

Equity Compensation Policy	Policy regarding the grant of equity awards covering topics such as approval requirements, grant date, timing of grants and establishing exercise price.
Policy Regarding Death Benefits

Policy provides that shareholder approval is required for any future compensation arrangements, with certain exceptions, that would require the Company to make payments or awards following the death of a NEO in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites.

Policy Statement Regarding Hedging

Policy statement regarding hedging, which provides, in general, that no director, NEO or network CEO may purchase any financial instrument designed to hedge or offset any decrease in the market value of equity securities of the Company.

Policy Statement Prohibiting Pledging and Margin Transactions

Policy statement regarding pledging and margin transactions, which provides, in general, that no director or executive officer may engage in margin transactions with Omnicom equity securities, borrow against any account in which Omnicom equity securities are held, or pledge Omnicom equity securities as collateral for a loan.

Insider Trading Policy

Our Code of Business Conduct includes our policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.

Executive Stock Ownership Guidelines. We have adopted Executive Stock Ownership Guidelines that require our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below. These guidelines ensure that they build and maintain a long-term ownership stake in Omnicom’s stock that will align their financial interests with the interests of the Company’s shareholders. The applicable guidelines for Messrs. Wren (Chairman and Chief Executive Officer), Simm (President and Chief Operating Officer) and Angelastro (Chief Financial Officer) are as follows:

Position of Executive Officer	Ownership Target
Chairman and Chief Executive Officer of Omnicom		6 x Annual Base Salary
President and Chief Operating Officer of Omnicom		6 x Annual Base Salary
Chief Financial Officer of Omnicom		3 x Annual Base Salary

30 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

The guidelines were adopted in the first quarter of 2010 and the executives have five years from the date of the adoption of the guidelines or from the date of their appointment to attain the ownership levels. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright (inclusive of unvested equity awards such as restricted shares or units) or held in trust for the executive and his immediate family, plus the executive’s vested deferred stock and allocated shares of the Company’s common stock in employee plans. As of December 31, 2024, each of Messrs. Wren, Simm and Angelastro was in compliance with the guidelines.

Compensation Recovery/Clawback Policy. The Company has adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act, and the corresponding listing standards of the NYSE. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of the Company of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Equity Compensation Policy. Omnicom has adopted a policy regarding grants of equity awards, which provides, among other things, that grants of equity awards to non-employee members of the Board shall be approved by the full Board and any other grants must be approved by the Compensation Committee. With limited exceptions, the grant date of any equity award will be the date of the Board or Committee meeting at which the award is approved and the exercise price, if applicable, will be no less than the closing price of Omnicom’s common stock on such date. This policy generally prohibits the grant of equity awards during periods when trading in our common stock is prohibited due to the imposition of a blackout period for possession of material, non-public information. If awards are granted during a time when trading in common stock is prohibited, the Compensation Committee and the Board must consider the possible impact of any material non-public information on the value of such equity awards. To the extent practicable, all awards granted by the Compensation Committee must be granted on pre-established meeting dates for the Compensation Committee.

Policy Regarding Death Benefits. On February 10, 2011, our Board adopted a policy regarding death benefits, which provides, among other things, that shareholder approval is required for any future compensation arrangements that would require the Company to make payments, grants or awards following the death of a NEO in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites. The policy would not apply to payments, grants or awards of the sort offered to other Company employees and does not apply to arrangements existing at the time the policy was adopted.

Policy Statement Regarding Hedging. In February 2013, our Board adopted a policy statement regarding hedging, which provides that no director, NEO or network chief executive officer may purchase any security whose value derives from an Omnicom equity security (including any prepaid variable forward contracts, equity swaps, collars or direct or indirect interests in any exchange fund with 10% or greater exposure to Omnicom) or any similar financial instrument that is designed to hedge or offset any decrease in the market value of Omnicom equity securities.

Policy Statement Regarding Pledging and Margin Transactions. In October 2019, our Board adopted a policy statement regarding pledging and margin transactions. The policy provides that no director or executive officer may purchase an Omnicom equity security on margin or hold Omnicom equity securities in a margin account. In addition, the policy prohibits directors and executive officers from borrowing against any account in which Omnicom equity securities are held, or pledging Omnicom equity securities as collateral for a margin loan or any other loan. The policy does not prohibit the cashless exercise of stock options under our 2021 Plan. Any transaction that may violate this policy must be pre-cleared with Omnicom’s General Counsel.

Insider Trading Policy. Our Code of Business Conduct includes our policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. The policy includes provisions that prohibit the use of material nonpublic information for personal gain and the sharing of material nonpublic information with others.

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Fiscal Year 2024 Compensation Information

Summary Compensation Table for 2024

Name and Principal Position of Executive	Year	Salary ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)			All Other Compensation ($)(2)	Total ($)
						Incentive Award
						Cash Portion	Value of Long-Term Equity Portion at Grant Date
							RSUs/Options
John D. Wren	2024	$1,000,000		$7,000,060	(3)	—	$13,500,000	(4)	$173,535	$21,673,595
Chairman and Chief	2023	$1,000,000		$6,999,965		$9,500,000	$2,500,000		$150,655	$20,150,620
Executive Officer	2022	$1,000,000		$7,500,003		$12,000,000	—		$179,165	$20,679,168
Daryl D. Simm	2024	$1,000,000		$5,000,016	(3)	$500,000	$4,500,000	(4)	$24,968	$11,024,984
President and Chief	2023	$1,000,000		$5,000,028		$3,900,000	$1,100,000		$20,845	$11,020,873
Operating Officer	2022	$992,708		$4,749,999		$5,000,000	—		$24,412	$10,767,119
Philip J. Angelastro	2024	$950,000		$4,500,052	(3)	$500,000	$4,000,000	(4)	$7,200	$9,957,252
Executive VP	2023	$950,000		$4,500,043		$3,400,000	$1,100,000		$20,400	$9,970,443
and Chief	2022	$920,835		$4,499,971		$4,500,000	—		$21,350	$9,942,156
Financial Officer
Louis F. Januzzi	2024	$625,000	(5)	$499,964	(6)	$500,000	$500,000	(4)	—	$2,124,964
Senior VP,	2023	$500,000		$500,077		$500,000	$500,000		—	$2,000,077
General Counsel
and Secretary
Rochelle M. Tarlowe	2024	$425,000		$450,108	(6)	$450,000	—		$2,125	$1,327,233
Senior VP,
and Treasurer

(1)        All amounts reported are amounts paid or payable pursuant to Omnicom’s Senior Management Incentive Plan.

(2)        All Other Compensation consists of each of the following:

■    With respect to each NEO, All Other Compensation includes perquisites and other personal benefits, which are valued based on the aggregate incremental cost to Omnicom.

■    The total perquisites and other personal benefits include: for Mr. Wren, personal use of aircraft hours ($139,054), an auto allowance ($9,120), a medical allowance ($4,000) and an award pursuant to Company policy for long-term service ($5,000); for Mr. Simm, personal use of aircraft hours ($8,723) and an auto allowance ($9,120); for Mr. Angelastro, an auto allowance ($7,200); and for Ms. Tarlowe, an award pursuant to Company policy for long-term service ($2,125).

■    Employer premium payments for life insurance: for Mr. Wren ($16,361) and Mr. Simm ($7,125).

(3)        Represents the grant date fair value of a one-time award of PRSUs, the vesting of which is subject to the attainment of relative return on equity goals for a three-year period (2024 to 2026) compared to that of our Peer Metric Group, and subject further to continued employment. See the section entitled “Compensation Discussion and Analysis,” for further details. This amount has been computed in accordance with ASC Topic 718 based on the closing price on the grant date, excluding the effect of estimated forfeitures. The ultimate value received by the NEO will depend on the number of PRSUs that are ultimately earned and vested and the share price of the underlying common stock on the date of vesting.

(4)        As further described above in the section entitled “Compensation Discussion and Analysis,” amounts shown in this column represent the portion of the Annual Incentive Award for 2024 that the Compensation Committee, as permitted under the Incentive Award Plan, elected to pay in an award of RSUs and/or stock options, in lieu of cash. The stock options vest pro-rata annually over three years, and the RSUs vest pro-rata annually over five years, each subject generally to continued service. The amounts shown reflect the grant date fair value of the award. The ultimate value received by the NEO will depend on the number of RSUs and/or options that ultimately vest and the value of the underlying common stock on and/or after the date of vesting. See the section entitled “Compensation Discussion and Analysis: Step 8: Long-Term Incentive Compensation: Time-Based Equity Awards” on page 26 above for additional information about the stock option and RSU awards and the amounts of each award.

(5)        Effective March 1, 2024, Mr. Januzzi’s salary was increased to $650,000. The amount disclosed in the Summary Compensation Table reflects what Mr. Januzzi actually earned for 2024.

(6)        Represents the grant date fair value of a one-time award of RSUs that vest pro-rata annually over five years, subject generally to continued employment. This amount has been computed in accordance with ASC Topic 718 based on the closing price on the grant date. For a discussion of the assumptions used to calculate the fair value of stock awards, refer to Notes 2 and 10 to the consolidated financial statements contained in our 2024 10-K.

32 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

Grants of Plan-Based Awards in 2024

The below table provides information about equity and non-equity awards granted to the NEOs with respect to 2024.

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Wren	05/06/2024	$ 0	$8,300,000	$16,600,000	25,164	49,952	75,116	0	$7,000,060
Daryl Simm	05/06/2024	$ 0	$3,700,000	$ 7,400,000	17,974	35,680	53,654	0	$5,000,016
Philip Angelastro	05/06/2024	$ 0	$3,500,000	$ 7,000,000	16,177	32,112	48,289	0	$4,500,052
Louis Januzzi	05/06/2024	$ 0	$ 530,000	$ 1,060,000	0	0	0	5,365	$ 499,964
Rochelle Tarlowe	05/06/2024	$ 0	$ 325,000	$ 650,000	0	0	0	4,830	$ 450,108

(1)    These columns show the potential value of the payout for each NEO under our Senior Management Incentive Plan at threshold, target and maximum levels. The potential payouts were performance-driven and therefore entirely at risk. The business measurements and performance criteria for determining the payout are described in the section entitled “Compensation Discussion and Analysis” on page 18. Awards paid or payable for performance in 2024 are reflected in the Summary Compensation Table for 2024 on page 32.

(2)    The reported dollar value of the PRSUs granted to Messrs. Wren, Simm and Angelastro was calculated by multiplying the maximum number of shares subject to the award by the closing price on the grant date ($93.19). The PRSUs vest based on performance as described in greater detail on page 26. The reported dollar value of the RSUs granted to Mr. Januzzi and Ms. Tarlowe was calculated by multiplying the number of shares subject to the award by the closing price on the grant date ($93.19). The RSUs vest pro-rata annually over a five-year period.

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Fiscal Year 2024 Compensation Information

Outstanding Equity Awards at 2024 Year-End

The following table provides information on the holdings of unvested stock awards by the NEOs as of December 31, 2024. For additional information about the stock awards, see the description of equity incentive compensation in the section entitled “Compensation Discussion and Analysis” on page 18.

Name of Executive	Option Awards				Stock Awards
	Number of securities underlying unexercised options Unexercisable (#)		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
John Wren	—		—	—	25,836	$ 2,222,929	248,723	$21,400,127
Daryl Simm	—		—	—	37,358	$ 3,214,282	169,753	$14,605,548
Philip Angelastro	—		—	—	11,367	$ 978,017	155,708	$13,397,116
Louis Januzzi	11,425	(4)	$ 69.23	07/21/2032	18,682	$ 1,607,399	—	—
Rochelle Tarlowe	—		—	—	15,121	$ 1,301,011	—	—

(1)        The vesting dates of stock awards disclosed in this column are as follows:

■    Mr. Wren: 8,612 restricted stock units are scheduled to vest on each of May 15, 2025, 2026 and 2027.

■    Mr. Simm: 10,989 restricted stock units are scheduled to vest on August 15, 2025. 7,501 restricted stock units are scheduled to vest on each of August 15, 2025 and 2026. 3,789 restricted stock units are scheduled to vest on each of August 15, 2025, 2026 and 2027.

■    Mr. Angelastro: 3,789 restricted stock units are scheduled to vest on each of May 15, 2025, 2026 and 2027.

■    Mr. Januzzi: 824 restricted stock units are scheduled to vest on August 15, 2025. 625 restricted stock units are scheduled to vest on each of August 15, 2025 and 2026. 579 restricted stock units are scheduled to vest on each of August 15, 2025, 2026 and 2027. 1,085 restricted stock units are scheduled to vest on each of August 15, 2025, 2026, 2027 and 2028. 2,795 restricted stock units are scheduled to vest on each of May 15, 2025, 2026, 2027. 1,073 restricted stock units are scheduled to vest on each of May 15, 2028 and 2029.

■    Ms. Tarlowe: 1,141 restricted stock units are scheduled to vest on May 15, 2025. 922 restricted stock units are scheduled to vest on each of May 15, 2025 and 2026. 1,258 restricted stock units are scheduled to vest on each of August 15, 2025, 2026 and 2027. 883 restricted stock units are scheduled to vest on each of August 15, 2025, 2026, 2027 and 2028. 966 restricted stock units are scheduled to vest on each of May 15, 2025, 2026, 2027, 2028 and 2029.

(2)        The market value of stock awards was determined by multiplying the number of unvested shares by $86.04, the closing price of Omnicom common stock on December 31, 2024.

(3)        The PRSUs are eligible to vest at the times indicated below. The actual number of PRSUs that will vest depends on our relative average return on equity for the applicable three-year periods ending December 31, 2024, December 31, 2025, and December 31, 2026, compared to a pre-established peer group.

■    Mr. Wren: A maximum of 97,669 performance restricted stock units are scheduled to vest based on performance through December 31, 2024. A maximum of 75,938 performance restricted stock units are scheduled to vest based on performance through December 31, 2025. A maximum of 75,116 performance restricted stock units are scheduled to vest based on performance through December 31, 2026.

■    Mr. Simm: A maximum of 61,857 performance restricted stock units are scheduled to vest based on performance through December 31, 2024. A maximum of 54,242 performance restricted stock units are scheduled to vest based on performance through December 31, 2025. A maximum of 53,654 performance restricted stock units are scheduled to vest based on performance through December 31, 2026.

■    Mr. Angelastro: A maximum of 58,601 performance restricted stock units are scheduled to vest based on performance through December 31, 2024. A maximum of 48,818 performance restricted stock units are scheduled to vest based on performance through December 31, 2025. A maximum of 48,289 performance restricted stock units are scheduled to vest based on performance through December 31, 2026.

(4)        The option is scheduled to vest on July 15, 2027.

34 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

Option Exercises and Stock Vested in 2024

The following table provides information for the NEOs on the number of shares acquired upon the vesting of stock awards in the form of restricted stock, RSUs or PRSUs, and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by any of the NEOs during 2024.

Name of Executive	Stock Awards
	Number of Shares Acquired on PRSU Vesting (#)	Value Realized on PRSU Vesting ($)(1)	Number of Shares Acquired on RS/RSU Vesting (#)	Value Realized on RS/RSU Vesting ($)(1)
John Wren	107,825	$10,048,212	—	—
Daryl Simm	—	—	23,876	$2,296,871
Philip Angelastro	58,086	$ 5,413,034	—	—
Louis Januzzi	—	—	3,592	$ 347,135
Rochelle Tarlowe	—	—	5,281	$ 511,044

(1)    The reported dollar values are calculated by multiplying the number of shares subject to vesting by the closing price of Omnicom common stock on the vesting date.

Nonqualified Deferred Compensation in 2024

Certain of Omnicom’s employees were, in prior years, eligible to defer some or all of the shares of their restricted stock and RSUs that may vest in a given year. For additional information about the deferral plans pursuant to which these elections were made, see the description of deferred compensation on page 28 in the section entitled “Deferred Restricted Stock and Restricted Stock Unit Plans.”

The table below provides information on the non-qualified deferred compensation of the NEOs in 2024, which consisted only of the deferral of shares of restricted stock or RSUs under Omnicom’s Restricted Stock and Restricted Stock Unit Deferred Compensation Plans.

Name of Executive	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals Distribution in Last FY ($)	Aggregate Balance at Last FYE ($)
John Wren	—	$(63,915)	—	$11,700,580
Daryl Simm	—	—	—	—
Philip Angelastro	—	—	—	—
Louis Januzzi	—	—	—	—
Rochelle Tarlowe	—	—	—	—

(1)    Reflects earnings or (losses) on deferred shares. Earnings on deferred shares are calculated based on the total number of deferred shares in the account as of December 31, 2024, multiplied by the Omnicom closing stock price as of December 31, 2024, less the total number of such deferred shares multiplied by the Omnicom closing stock price as of December 29, 2023, the last trading day of the 2023 fiscal year.

Potential Payments upon Termination of Employment or Change in Control

The NEOs may be entitled to payments upon termination of employment or in connection with a change in control of Omnicom. The table below sets forth the potential payments that each NEO may receive upon termination of employment or change in control of Omnicom under various scenarios as of December 31, 2024. Except for the arrangements described below, as of December 31, 2024, none of the NEOs have entered into any plans, arrangements or agreements with Omnicom providing for payments upon termination of employment or change in control of Omnicom, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of Omnicom.

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Fiscal Year 2024 Compensation Information

THE SERCR PLAN

Omnicom adopted the SERCR Plan in 2006, and Messrs. Wren, Simm and Angelastro participate. The SERCR Plan is unique in its structure and objectives. It is intended to provide security to Omnicom through the restrictive covenants described below while delivering a valuable benefit to executives in the form of post-termination compensation.

Restrictive Covenants

In consideration for annual benefits under the SERCR Plan, participating executives are subject to restrictions on competition, solicitation, disparagement, and other willful actions that may materially harm Omnicom, from the date of termination of employment through the end of the calendar year in which they receive their last annual benefits payment.

Annual Benefits

The SERCR Plan provides annual benefits to participating executives upon their termination of employment after they render seven years of service to Omnicom or its subsidiaries, unless termination is for “Cause.” “Cause” is generally defined for this purpose as the executive having been convicted of (or having entered a plea bargain or settlement admitting guilt for) any felony committed in the execution of and while performing his duties as an executive officer, an act of fraud or embezzlement against Omnicom, as a result of which continued employment would have a material adverse impact on Omnicom, or having been the subject of any order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving a material and willful act of fraud. Subject to compliance with the SERCR Plan’s restrictive covenants, the annual benefit is payable for 15 years following termination, and is equal to the lesser of (a) the product of (i) the average of the executive’s three highest years of total pay (base salary plus bonus and other incentive compensation), and (ii) a percentage equal to 5% plus 2% for every year of the executive’s service as an executive officer to Omnicom, not to exceed 35% and (b) $1.5 million, subject to an annual cost-of-living adjustment of up to 2.5% per year beginning in 2024. Payment of this annual benefit begins in the year following the calendar year in which the termination of employment occurred. In the event of death subsequent to satisfaction of the seven-year service requirement, beneficiaries of the executive are entitled to the annual benefit payments. No annual benefit is payable if the executive is terminated by Omnicom for Cause. Any future compensation arrangement under the SERCR Plan that would oblige Omnicom to make payments in the event of a NEO’s death would require shareholder approval.

THE EXECUTIVE SALARY CONTINUATION AGREEMENT

Omnicom has entered into an Executive Salary Continuation Agreement with Mr. Januzzi pursuant to which Omnicom agreed to make annual payments for up to a maximum of 10 years after termination of full time employment, unless termination is for “Cause,” in consideration for his agreeing to consult and be subject to restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom during the payment period. “Cause” is generally defined for this purpose as misconduct involving willful malfeasance, such as breach of trust, fraud or dishonesty. Mr. Januzzi’s Executive Salary Continuation Agreement remains subject to vesting and, as of December 31, 2024, he was not entitled to any payments, except in the event of termination due to death.

Consulting Obligation and Certain Restrictive Covenants

Mr. Januzzi has agreed to serve as advisor or consultant to Omnicom during his applicable payment period, subject to certain limitations. In addition, he will be subject to restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom, from the date of termination through the end of the payment period, if any.

36 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

Annual Benefits

Following termination and subject to compliance with the consulting obligation and restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom, Mr. Januzzi is entitled to receive annual payments, once his benefits have vested, for the duration of the payment period. Annual payments are equal to 50% of the highest annual base salary paid to Mr. Januzzi within five years prior to termination. Annual payments are subject to there being sufficient pre-tax profits of Omnicom for the calendar year immediately prior to the year in which Mr. Januzzi is entitled to payment, except in the event of Mr. Januzzi’s death or disability.

Upon vesting, Mr. Januzzi will be entitled to 100% of the annual payment amount in the event of disability. For a voluntary termination, including retirement, or a termination by Omnicom without Cause, Mr. Januzzi will also be entitled to 100% of the annual payment amount upon vesting. In the event of death, Mr. Januzzi’s beneficiary or beneficiaries are entitled to 75% of the annual payment amount. No annual benefits are payable if Mr. Januzzi is terminated by Omnicom for Cause. Any future compensation arrangement under an Executive Salary Continuation Agreement that would oblige Omnicom to make payments in the event of a NEO’s death would require shareholder approval.

THE SENIOR MANAGEMENT INCENTIVE PLAN

Each of the NEOs participated in our Senior Management Incentive Plan in fiscal year 2024. The Senior Management Incentive Plan provides performance-based bonuses to participants, based upon specific performance criteria, discussed on page 21 above, during each performance period. If a participant in the Senior Management Incentive Plan experiences a termination of employment for any reason prior to the end of a performance period or the bonus payment date for such performance period, he or she is not entitled to any payment, but the Compensation Committee has the ability (a) to determine whether the participant will receive any bonus, (b) to determine whether the participant will receive a pro-rated bonus reflecting that portion of the performance period in which the participant had been employed by Omnicom, and (c) to make such other arrangements as the Compensation Committee deems appropriate in connection with the participant’s termination of employment.

EXECUTIVE LIFE INSURANCE COVERAGE

Omnicom provides life insurance coverage to its employees. Certain of the NEOs participate in a company-sponsored executive life insurance program that provides them with a higher coverage amount than they would otherwise be eligible for as employees. This coverage is in lieu of the coverage provided to employees generally. Specifically, Messrs. Wren and Simm are provided with executive life insurance policies for which Omnicom paid the premiums. As of December 31, 2024, in the event of termination of employment due to death, the beneficiaries of these two NEOs would be entitled to life insurance benefits in the amount of $1,000,000 paid by MassMutual. This amount is $250,000 higher than each would be eligible for under the program covering employees generally.

ACCELERATION OF EQUITY AWARDS

Messrs. Wren, Simm and Angelastro hold unvested PRSUs. Messrs. Wren, Simm, Angelastro and Januzzi, and Ms. Tarlowe, hold unvested RSUs that generally vest based on continued employment and the passage of time. Messrs. Wren, Simm, Angelastro and Januzzi also hold stock options that generally vest based on continued employment and the passage of time. As specified below, such NEOs are entitled to accelerated vesting of these awards (a) on a pro rata basis upon termination of employment due to disability and (b) upon death. Additionally, the options held by Messrs. Wren, Simm, Angelastro and Januzzi shall become exercisable in full upon their retirement.

No equity awards held by our NEOs have single trigger or double trigger acceleration in connection with a change in control. However, if the awards held by our NEOs or other employees are not assumed or substituted by an acquirer in connection with a change in control of Omnicom, they fully vest.

If a NEO retires, voluntarily terminates or is terminated by Omnicom, with or without cause, all options, RSUs and PRSUs that have not yet vested are generally forfeited or, to the extent PRSUs are partially vested based on the passage of time, they may remain subject to vesting based on the ultimate achievement of the performance goals.

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Fiscal Year 2024 Compensation Information

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL TABLE

The following table provides the potential payments that each NEO may receive upon termination of employment or change in control of Omnicom, assuming that (a) such termination or change in control of Omnicom occurred on December 31, 2024; and (b) the price per share of Omnicom common stock equals $86.04, the closing price of Omnicom common stock on December 31, 2024.

Name of Executive	Death	Disability	For Cause Termination	Termination without Cause	Retirement	Voluntary Termination	Change in Control(1)
John Wren
■ SERCR Plan(2)	$ 1,537,500	$ 1,537,500	—	$ 1,537,500	$ 1,537,500	$ 1,537,500	—
■ PRSU/RSU Awards(3)(4)	$ 8,709,657	$ 5,292,259	—	—	—	—	—
Daryl Simm
■ SERCR Plan(2)	$ 1,537,500	$ 1,537,500	—	$ 1,537,500	$ 1,537,500	$ 1,537,500	—
■ PRSU/RSU Awards(3)(4)	$ 7,847,708	$ 4,798,230	—	—	—	—	—
Philip Angelastro
■ SERCR Plan(2)	$ 1,537,500	$ 1,537,500	—	$ 1,537,500	$ 1,537,500	$ 1,537,500	—
■ PRSU/RSU Awards(3)(4)	$ 5,148,117	$ 3,207,472	—	—	—	—	—
Louis F. Januzzi
■ Executive Salary Continuation Agreement	$ 234,375(5)	—	—	—	—	—	—
■ RSU Awards/Options(4)(6)	$ 1,799,454	$ 840,277	—	—	$ 192,054	—	—
Rochelle M. Tarlowe
■ RSU Awards(4)	$ 1,301,011	$ 671,609	—	—	—	—	—

(1)    The change in control value of equity awards assumes that all equity awards are assumed or substituted in connection with a change in control. There are not currently any outstanding equity awards that have single trigger or double trigger acceleration in connection with a change in control. If, however, an unvested equity award is not assumed or substituted in connection with a change in control, such unvested equity award vests in full.

(2)    Except in the event of a termination for Cause, the NEO or his beneficiary, as the case may be, would be entitled to receive 15 annual payments in this amount, the first of which would be payable in 2025. In the event of termination for Cause, no payments would be made. The amount reported is the payment cap set forth in the SERCR Plan as in effect on December 31, 2024, subject to an annual cost-of-living adjustment of up to 2.5% per year beginning in 2024. All payment obligations are conditioned upon compliance with the restrictive covenants described above.

(3)    The value of PRSUs was determined by taking the aggregate fair market value of the shares underlying PRSUs subject to accelerated vesting as of December 31, 2024. The value of PRSUs assumes achievement of the highest performance target, and therefore, the actual value could be lower than the amount disclosed. Amounts shown do not include unvested PRSUs which are considered earned and non-forfeitable as of December 31, 2024 because the service requirement was met, but which are eligible to vest following the end of the applicable performance period and based on the applicable level of actual performance during such period. For additional information, please read the discussion above in our “Compensation Discussion and Analysis.”

(4)    The value of RSUs was determined by taking the aggregate fair market value of the shares underlying RSUs subject to accelerated vesting as of December 31, 2024. For additional information, please read the discussion above in our “Compensation Discussion and Analysis.”

(5)    This reflects 75% of Mr. Januzzi’s annual payment amount, payable to his designated beneficiary or beneficiaries. Nine annual payments in this amount would be paid to such beneficiary or beneficiaries, with the first payment being made in 2025.

(6)    The value of the options was determined by taking the aggregate fair market value of the shares underlying options subject to accelerated vesting as of December 31, 2024, and subtracting the aggregate cost of the strike price for the options.

38 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified the median employee by considering all individuals who were employed by us on October 31, 2024, whether employed on a full-time or part-time basis, excluding our CEO and employees located in jurisdictions with a de minimis number of employees. Our global workforce was 7% higher on October 31, 2024, than on October 31, 2023. As of October 31, 2024, we determined that our employee population consisted of a total of 85,458 U.S. and non-U.S. individuals, whether employed on a full-time or part-time basis. Pursuant to the de minimis exception allowed under Item 402(u), we excluded all 4,273 individuals who provided services to us in Argentina, Chile, Colombia, Egypt, Qatar, the Philippines and Thailand.

We identified the median employee by examining all gross base salaries during the month of October 2024 for the remaining employee population, as of October 31, 2024, of 81,217 individuals. Unlike our 2024 10-K, the size of our total employee population for purposes of this pay ratio calculation includes part-time employees (who, as required by Item 402(u) of Regulation S-K, have not been converted to full-time equivalent employees), and is based on a count of individuals employed as of October 31, 2024. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on October 31, 2024. Using this methodology, we determined that our median employee was an employee in Ireland. We believe our methodology represents a consistently applied compensation measure that appropriately identifies our median employee.

After identifying the median employee for 2024, we calculated the annual total compensation for 2024 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for 2024 on page 32. For 2024, the value of the annual total compensation of the median employee was 42,083 Euro and using an exchange rate as of December 31, 2024 of 1.04156 results in a US equivalent of $43,832.

For 2024, the annual total compensation of our CEO was $21,673,595. The resulting pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees (other than our CEO) for 2024 was approximately 494 to 1.

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Fiscal Year 2024 Compensation Information

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years in the five-year period ended December 31, 2024, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Return on Equity(3)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2024	21,673,595	23,662,700	6,108,608	6,476,397	127.36	172.47	1,480,600,000	37.9%
2023	20,150,620	24,757,884	7,028,000	7,810,003	124.27	150.97	1,391,400,000	40.5%
2022	20,679,168	24,500,414	7,771,045	8,841,167	113.42	127.21	1,316,500,000	40.4%
2021	19,981,715	28,011,719	7,294,539	8,650,622	98.01	139.44	1,407,800,000	44.3%
2020	11,147,799	14,522,809	2,569,825	3,475,738	80.42	91.93	945,400,000	31.8%

(1)        Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:
Year	PEO	Non-PEO NEOs
2024	John Wren	Daryl Simm, Philip Angelastro, Louis Januzzi and Rochelle Tarlowe
2023	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Louis Januzzi
2022	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Michael O’Brien
2021	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Michael O’Brien
2020	John Wren	Philip Angelastro, Jonathan Nelson, Michael O’Brien and Rochelle Tarlowe

       Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as set forth in the table below, and determined in accordance with SEC rules. The dollar amounts shown do not reflect the value of vested compensation actually received by our NEOs during the applicable year. Instead, the dollar amounts also include the values of unvested and vested equity awards during the applicable year based on year-end stock prices, various accounting valuation assumptions and projected performance related to our PRSUs. “Compensation actually paid,” determined in accordance with SEC rules, will generally fluctuate due to stock price achievement and varying levels of projected and actual achievement of performance goals applicable to our PRSUs. For a discussion of how our Compensation Committee assesses performance and our NEOs’ pay each year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the applicable fiscal years.

Adjustments	2024
	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$ (7,000,060)	$ (2,612,535)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End(4)	$ 6,186,019	$ 2,337,316

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End

	$ (81,595)	$ (31,484)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$ 720,271	$ 177,487
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$ 2,164,470	$ 497,005
TOTAL ADJUSTMENTS	$ 1,989,105	$ 367,789

(2)        Represents the cumulative TSR (the “Peer Group TSR”) for the following peer companies for each fiscal year: The Interpublic Group of Companies, Inc., WPP plc and Publicis Groupe SA.

(3)        Return on Equity is a non-GAAP measure and is calculated by dividing our total net income for the applicable fiscal year, as reported in our consolidated financial statements contained in our Annual Report on Form 10-K for the applicable fiscal year, by our average shareholders’ equity for such fiscal year. Average shareholders’ equity for a fiscal year is determined by averaging our fiscal year-end shareholders’ equity and our prior fiscal year-end shareholders’ equity, as reported in our consolidated financial statements contained in our Annual Report on Form 10-K for the applicable fiscal year.

40 2026 Proxy Statement

Fiscal Year 2024 Compensation Information

(4)        Amount includes both (i) the fair value of the awards granted in 2024, as reported in the Summary Compensation Table for 2024 on page 32, that remain unvested as of 2024 fiscal year-end, determined as of 2024 fiscal year-end, and (ii) the incremental change in the value of the portion of the Annual Incentive Award for performance in 2023 that the Compensation Committee elected to pay in RSUs, as reflected in the Summary Compensation Table for 2024.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) our return on equity, in each case, for the fiscal years in the four-year period ended December 31, 2024.

(1)        Net income for 2021 includes $50.5 million related to a gain on the disposition of a subsidiary in the second quarter of the year. Net income for 2022 includes a pre-tax charge of $113.4 million in operating expenses related to the effects of the war in Ukraine, resulting in an additional $4.8 million of income tax expense. For 2023, the net impact of real estate repositioning costs, a gain on disposition of subsidiaries and acquisition transaction costs reduced net income by $102.6 million. For 2024, the impact of repositioning costs, primarily related to severance and acquisition transaction costs, reduced net income by $56.0 million.

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Fiscal Year 2024 Compensation Information

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to determine compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

■        Return on Equity;

■        Organic Growth;

■        Adjusted Operating Margin;

■        Adjusted Diluted EPS Growth; and

■        Adjusted EBITA Margin.

For additional details regarding our most important financial performance measures, please see the section titled “Performance-Based Compensation Awards” in our Compensation Discussion and Analysis elsewhere in this Proxy Statement.

42 2026 Proxy Statement

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the close of business on December 17, 2025 (except as otherwise noted), with respect to the beneficial ownership of our common stock by:

■    each person known by Omnicom to own beneficially more than 5% of our outstanding common stock;

■    each current director;

■    each NEO; and

■    all directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address for each individual listed below is c/o Omnicom Group Inc., 280 Park Avenue, New York, New York 10017.

Name	Number of Shares Owned(1)	Options Exercisable within 60 Days	Total Beneficial Ownership	Percent of Shares Outstanding(2)
State Street Corporation(3)	26,656,167	—	26,656,167	8.5%
The Vanguard Group(4)	23,239,184	—	23,239,184	7.4%
BlackRock, Inc.(5)	18,140,257	—	18,140,257	5.8%
Philip J. Angelastro(6)	439,460	—	439,460	*
Mary C. Choksi	44,964	—	44,964	*
Leonard S. Coleman, Jr.	47,654	—	47,654	*
Mark D. Gerstein	13,142	—	13,142	*
Ronnie S. Hawkins	19,694	—	19,694	*
Louis F. Januzzi(7)	9,231	—	9,231	*
Deborah J. Kissire	25,168	—	25,168	*
Philippe Krakowsky	104,299	86,000	190,299	*
Gracia C. Martore	25,897	—	25,897	*
Patrick Q. Moore	22,269	—	22,269	*
Patricia Salas Pineda	9,135	—	9,135	*
Linda Johnson Rice	12,214	—	12,214	*
Cassandra Santos	4,496	—	4,496	*
Daryl D. Simm(8)	124,214	—	124,214	*
Rochelle M. Tarlowe(9)	2,068	—	2,068	*
Valerie M. Williams	23,852	—	23,852	*
John D. Wren(10)	1,343,703	761,904	2,105,607	*
E. Lee Wyatt Jr.	22,269	—	22,269	*
All directors and executive officers as a group (17 persons)	2,291,661	847,904	3,139,565	1.0%

*     less than 1%.

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STOCK OWNERSHIP INFORMATION

(1)        This column lists voting securities, and securities the payout of which has been deferred at the election of the holder. Each director or executive officer has sole voting and investment power with respect to the shares reported. The amounts in the column include:

■    shares held pursuant to the outside director equity plan, the payout of which has been deferred at the election of the holder, namely, Ms. Choksi – 44,964 shares, Mr. Coleman – 31,354 shares, Mr. Gerstein – 13,142 shares, Mr. Hawkins – 12,400 shares, Ms. Kissire – 25,168 shares, Ms. Martore – 23,299 shares, Ms. Pineda – 8,877 shares, Ms. Rice – 10,419 shares, Ms. Santos – 2,590 shares and Ms. Williams – 23,852 shares;

■    shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren – 135,990 shares; and

■    shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Angelastro – 1,752 shares and Mr. Wren – 36,250 shares.

(2)        The number of shares of common stock outstanding on December 17, 2025 was 314,603,664. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.

(3)        Stock ownership is based solely on a Schedule 13G filed with the SEC on December 5, 2025, by State Street Corporation (“State Street”). In the filing, State Street reported having shared voting power over 21,217,571 shares and shared dispositive power over 26,655,151 shares. State Street has certified in its Schedule 13G that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of State Street is One Congress Street, Suite 1, Boston, MA 02114.

(4)        Stock ownership is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”). In the filing, Vanguard reported having shared voting power over 247,491 shares, sole dispositive power over 22,366,460 shares and shared dispositive power over 872,724 shares. Vanguard has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)        Stock ownership is based solely on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock, Inc. (“BlackRock”). In the filing, BlackRock reported having sole voting power over 16,387,315 shares and sole dispositive power over 18,140,257 shares. BlackRock has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)        Excludes 97,107 unvested PRSUs, 32,458 unvested RSUs and 118,554 unvested options granted to Mr. Angelastro pursuant to our equity plans, for which he does not have the right to acquire the underlying shares within 60 days of December 17, 2025.

(7)        Excludes 25,764 unvested RSUs and 11,425 unvested options granted to Mr. Januzzi pursuant to our equity plans, for which he does not have the right to acquire the underlying shares within 60 days of December 17, 2025.

(8)        Excludes 107,896 unvested PRSUs, 43,069 unvested RSUs and 133,374 unvested options granted to Mr. Simm pursuant to our equity plans, for which he does not have the right to acquire the underlying shares within 60 days of December 17, 2025.

(9)        Excludes 16,046 unvested RSUs granted to Ms. Tarlowe pursuant to our equity plans, for which she does not have the right to acquire the underlying shares within 60 days of December 17, 2025.

(10)      Excludes 151,054 unvested PRSUs, 17,224 unvested RSUs and 4,038,334 unvested options granted to Mr. Wren pursuant to our equity plans, for which he does not have the right to acquire the underlying shares within 60 days of December 17, 2025.

44 2026 Proxy Statement

INFORMATION ABOUT VOTING AND THE MEETING

Virtual Meeting

The Special Meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the Special Meeting online and vote your shares and submit questions electronically at the meeting. You may attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/OMC2026SM and entering the 16-digit control number included on your proxy card or voting instruction form that accompanied your proxy materials.

Record Date Shares Outstanding

Holders of shares of our common stock, par value $0.15 per share, as of the close of business on December 17, 2025, will be entitled to vote their shares at the Special Meeting. On that date, there were 314,603,664 shares of our common stock outstanding, each of which is entitled to one vote for the matter to be voted on at the Special Meeting.

Quorum; Required Vote; Effect of Abstentions and Broker Non-Votes

More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when there are both “routine” and “non-routine” proposals (as determined by NYSE rules) to be voted on at the meeting and brokers, banks or other nominees vote on one or more “routine” proposals but do not vote on one or more “non-routine” proposals. For the Special Meeting, because there are not any “routine” proposals, we do not expect there to be any broker non-votes.

If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date.

In order to approve the Plan, assuming a quorum exists, the favorable vote of the holders of a majority of the shares voting on the proposal is required. Abstentions and broker non-votes, if any, will not be considered as voting on Proposal 1, and thus, will have no effect on the outcome of the proposal.

Voting Prior to the Meeting

Whether or not you plan to attend the Special Meeting, we encourage you to vote your shares as soon as possible to ensure that your shares will be represented at the Special Meeting. Prior to the meeting, you can vote your shares by proxy card, through the Internet or by telephone. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on Tuesday, January 27, 2026. We have adopted the Internet and telephone voting procedures to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the Internet, by telephone or by using the proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the Special Meeting in accordance with your instructions; or, if no instructions are given, your shares will be voted as described below in the section entitled “Default Voting.”

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INFORMATION ABOUT VOTING AND THE MEETING

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or other nominee should have sent you a voting instruction card for you to use in directing it on how to vote your shares.

Under existing rules, if your broker, bank or other nominee holds your shares in its name and you have not given voting instructions, your broker, bank or other nominee does not have the discretion to authorize the designated proxies to act, except on “routine” matters. As such, they could not vote on the approval of the Plan.

Fidelity Management Trust Company, as trustee under our retirement savings plan, and Computershare Trust Company, Inc., as administrator of our ESPP, will vote common stock held in the plans as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. Please note that your shares held in either plan will be voted as you instruct if your proxy card, telephone or Internet voting instructions are received on or before 11:59 p.m. Eastern Standard Time on Friday, January 23, 2026. In accordance with the terms of the retirement savings plan, Fidelity Management Trust Company will vote all shares for which it does not receive voting instructions by the deadline provided above in the same proportion on Proposal 1 as it votes the shares for which it does receive instructions. In accordance with the terms of the ESPP, Computershare Trust Company, Inc. will not vote shares for which it does not receive voting instructions by the deadline provided above.

Voting at the Meeting

You may also vote your shares by attending the Special Meeting. To attend the Special Meeting online, visit www.virtualshareholdermeeting.com/OMC2026SM and enter the 16-digit control number included on your proxy card or voting instruction form that accompanied your proxy materials. Once admitted to the Special Meeting, you will have the availability to vote your shares and submit questions electronically.

Default Voting

If you submit a proxy, whether through the Internet, by telephone or by using the proxy card, but do not indicate any voting instructions, your shares will be voted “for” the approval of the Plan. If any other business properly comes before shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Right to Revoke

If you submit your proxy, you may change your voting instructions at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the Special Meeting and voting. For shares beneficially owned by you, but held in “street name” by a broker, bank or other nominee, please refer to the information forwarded to you by your broker, bank or other nominee for instructions on revoking or changing your proxy.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will act as inspectors at the Special Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

46 2026 Proxy Statement

ADDITIONAL INFORMATION

Expense of Solicitation

We are making and will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile or electronic transmission by our officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained D.F. King & Co., Inc., 28 Liberty Street, Floor 53, New York, NY 10005 to assist in the solicitation of proxies. For these services, we will pay D.F. King & Co. a fee of approximately $12,500 and reimburse it for certain out-of-pocket disbursements and expenses.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner of shares of our common stock held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee may only deliver one copy of this Proxy Statement to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders at a shared address. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement, or separate copies of future proxy materials, should submit this request by writing to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary or by calling our Corporate Secretary at (212) 415-3600. Beneficial owners sharing an address who are receiving multiple copies of Proxy Statements and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Shareholder Proposals and Director Nominations for the 2026 Annual Meeting of Shareholders

Any shareholder who wanted to present a proposal for inclusion in the proxy statement for our 2026 Annual Meeting of Shareholders and form of proxy under Rule 14a-8 under the Exchange Act was required to deliver the proposal to our principal executive offices no later than the close of business on November 27, 2025. Proposals were required to be addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary.

For proposals or director nominations submitted outside the process of Rule 14a-8, our By-laws require that written notice of the proposal or nomination be provided to our Corporate Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders. As a result, such proposals or nominations must be provided to our Corporate Secretary no earlier than January 6, 2026 and no later than February 5, 2026. In order for a nomination for director or proposal to be considered, the notice must include, as to each nominee (if applicable) and the submitting shareholder, the information required by our By-laws. In addition to satisfying the requirements under our By-laws, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

In addition, our By-laws provide a proxy access right permitting certain of our shareholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations via the Company’s proxy materials for up to 20% of the directors then serving, but not less than two. Notice of proxy access director nominations for the 2026 Annual Meeting of Shareholders were required to be delivered to our principal executive offices no earlier than October 28, 2025 and no later than the close of business on November 27, 2025. Proposals were required to

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ADDITIONAL INFORMATION

be addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. In addition, the notice was required to set forth the information required by our By-laws with respect to each proxy access director nomination that a shareholder intended to present at the 2026 Annual Meeting of Shareholders.

A copy of the applicable By-law provisions may be obtained, without charge, upon written request addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. As the rules of the SEC and our By-laws make clear, submitting a proposal or nomination does not guarantee its inclusion.

In connection with our solicitation of proxies for our 2026 Annual Meeting of Shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Louis F. Januzzi

Secretary

New York, New York

December 22, 2025

48 2026 Proxy Statement

ANNEX A

OMNICOM 2026 INCENTIVE AWARD PLAN

Article 1.

Purpose

The purpose of this Omnicom 2026 Incentive Award Plan (as amended from time to time, the “Plan”) is to promote the success and enhance the value of Omnicom Group Inc. (the “Company”) by linking the personal interests of Eligible Individuals to those of Company shareholders and by providing such Eligible Individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Eligible Individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Article 2.

Definitions and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Blackout Period” means any period during with a Participant is prohibited from public trading in Stock as a result of the application of any insider trading or other policy of the Company or any applicable law.

2.5 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

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ANNEX A

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than (i) a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c) or (ii) a director who was nominated by the Board, or otherwise appointed or elected by or to the Board, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest or one or more shareholder proposals to amend (or otherwise relating to) the Company’s bylaws, certificate of incorporation or other documents or policies addressing the governance of the Company or rights of Company shareholders) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s shareholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee of the Board described in ARTICLE 11.

2.8 “Company” has the meaning given in ARTICLE 1.

2.9 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.10 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.11 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

50 2026 Proxy Statement

ANNEX A

2.12 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.13 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.14 “Effective Date” means the date the Plan is approved by the Board or the Committee, subject to the approval of the Plan by the Company’s shareholders.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Non-Employee Director, as determined by the Committee.

2.16 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.17 “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.20 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Non-Employee Director” means a Director of the Company who is not an Employee.

2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23 “Option” means a right granted to a Participant pursuant to ARTICLE 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.25 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals may include, but are not limited to, the following: net earnings (either before or after interest, taxes, depreciation and amortization), profit (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured (i) either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and (ii) either on a GAAP or adjusted GAAP or IFRS or adjusted IFRS (or other accounting principles followed by the Company) or on any other basis.

2.26 “Performance Goals” means, for a Performance Period, the goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the

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ANNEX A

performance of a division, network, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, including, without limitation: (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.27 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.28 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.29 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.30 “Permitted Assignee” has the meaning set forth in Section 9.3.

2.31 “Plan” has the meaning set forth in ARTICLE 1.

2.32 “Prior Plans” means, collectively, the following plans of the Company: the Omnicom Group Inc. 2021 Incentive Award Plan, the Omnicom Group Inc. 2013 Incentive Award Plan, the Omnicom Group, Inc. 2007 Incentive Award Plan, the Omnicom Group Inc. Equity Incentive Plan, the Omnicom Group Inc. Amended and Restated 1998 Incentive Compensation Plan, the Omnicom Group Inc. Director Equity Plan, and The Interpublic Group of Companies, Inc. Amended and Restated 2019 Performance Incentive Plan, in each case as such plan may be or has been amended from time to time.

2.33 “Restricted Stock” means Stock awarded to a Participant pursuant to ARTICLE 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.34 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.35 “Securities Act” means the Securities Act of 1933, as amended.

2.36 “Stock” means the common stock of the Company, par value $0.15 per share, and such other securities of the Company that may be substituted for Stock pursuant to ARTICLE 10.

2.37 “Stock Appreciation Right” or “SAR” means a right granted pursuant to ARTICLE 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38 “Stock Payment” means a payment in the form of shares of Stock granted pursuant to Section 8.4 as part of any bonus, deferred compensation or other arrangement.

2.39 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.40 “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

2.41 “Successor Entity” has the meaning given in Section 2.5(c)(i).

52 2026 Proxy Statement

ANNEX A

Article 3.

Shares Subject to the Plan

3.1 Number of Shares.

(a) Subject to ARTICLE 10 and Sections 3.1(b) and 3.1(c), the maximum aggregate number of shares of Stock that may be subject to Awards granted under the Plan is 27,390,000 shares of Stock, less one share for each share of Stock subject to an award granted under a Prior Plan after November 26, 2025. Upon shareholder approval of the Plan, no further awards will be made under a Prior Plan.

(b) If after November 26, 2025, an award granted under a Prior Plan or an Award granted under this Plan, or any portion thereof, is forfeited (including a repurchase of an unvested award upon a Participant’s termination of employment at a price equal to the par value of the Stock subject to the award or the price paid by a Participant (or lower price), as adjusted for corporate events), cancelled or is settled for cash or expires, then the shares of Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, cancellation or cash settlement be added or added back, as applicable, to the limit set forth in paragraph (a) of this Section and be available, or again be available, for Awards under the Plan. In addition, shares of Stock tendered after November 26, 2025 by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is not an Option or SAR or an award granted under a Prior Plan that is not an option or a stock appreciation right shall be added or added back, as applicable, to the limit set forth in paragraph (a) of this Section and be available, or again be available, for Awards under the Plan. Notwithstanding any provision of this Plan to the contrary, the following shares of Stock shall not be added or added back, as applicable, to the shares of Stock authorized for grant under paragraph (a) of this Section: (x) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under a Prior Plan, (y) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a SAR or an option or stock appreciation right granted under a Prior Plan, and (z) shares of Stock subject to a SAR (or a stock appreciation right from a Prior Plan) that are not issued in connection with the stock settlement of the SAR (or a stock appreciation right from a Prior Plan) on exercise thereof. Shares purchased in the market with the proceeds from any exercise of an Option or an option granted under a Prior Plan also shall not be added or added back, as applicable, to the shares of Stock authorized for grant under paragraph (a) of this Section. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

(d) Notwithstanding anything to the contrary in this ARTICLE 3, or elsewhere in this Plan, but subject to adjustment pursuant to ARTICLE 10 of the Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options after the Effective Date shall not exceed 27,390,000 shares of Stock.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to ARTICLE 10, the Committee may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Committee will from time to time determine the terms, conditions and amounts of all

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such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $1,000,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board and may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, provided, in each case, that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Article 4.

Eligibility and Participation

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

Article 5.

Stock Options

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.

(b) Time and Conditions of Exercise; Blackout Periods. The Committee shall determine the Performance Criteria, other specific performance criteria or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee shall also determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. Notwithstanding the foregoing or any stated term of an Option as identified in an Award Agreement, unless otherwise specifically stated to the contrary in an Award Agreement or unless otherwise determined by the Committee, if, as of the last business day of the applicable term of an Option, (i) the Option is outstanding and has an exercise price per share that is less than the Fair Market Value per share of Stock as of such date, (ii) the Participant who holds such Option is subject to a Blackout Period that is then in effect, and (iii) the Option is not an Incentive Stock Option, then the Option term shall automatically be extended until the 30th day after the expiration of the applicable Blackout Period.

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(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid and the form of payment, including, without limitation: (i) cash, (ii) shares of Stock (including shares of Stock subject to issuance pursuant to the exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the date ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Granting of Options to Non-Employee Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Non-Employee Directors (including Non-Employee Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Sections 3.1 and 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Non-Employee Directors; and

(c) Subject to the provisions of this ARTICLE 5, determine the terms and conditions of such Options, consistent with the Plan.

(d) Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

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Article 6.

Restricted Stock Awards

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to ARTICLE 9.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock) and may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. If an Award of Restricted Stock is subject to any vesting conditions, then to the extent such Award provides the Participant with the right to receive dividends paid prior to the vesting of such Award, such dividends shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the related Award vests.

Article 7.

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose (including any Performance Criteria or other specific performance criteria that must be satisfied before all or part of a Stock Appreciation Right may be exercised) and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. Notwithstanding the foregoing or any stated term of a SAR as identified in an Award Agreement, unless otherwise specifically stated to the contrary in an Award Agreement or unless otherwise determined by the Committee, if, as of the last business day of the applicable term of a SAR, (i) the SAR is outstanding and has a base price per share that is less than the Fair Market Value per share of Stock as of such date, and (ii) the Participant who holds such SAR is subject to a Blackout Period that is then in effect, then the SAR term shall automatically be extended until the 30th day after the expiration of the applicable Blackout Period.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (which may be the original date of grant for a Substitute Award) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or in cash, as determined by the Committee (or as specified in an Award Agreement).

(b) Any payment under this ARTICLE 7 shall be made subject to satisfaction of all provisions of ARTICLE 5 above pertaining to Options.

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Article 8.

Other Types of Awards

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. Performance Share Awards may be paid in shares of Stock and/or Restricted Stock (including shares of Restricted Stock). To the extent Performance Shares are payable in shares of Restricted Stock, the Committee shall, subject to the terms and provisions with respect to Restricted Stock set forth in ARTICLE 6, specify the conditions and dates upon which the shares of Restricted Stock underlying the Performance Shares shall be issued and the conditions and dates upon which such shares of Restricted Stock shall become vested and nonforfeitable, which dates shall not be earlier than the date as of which the Performance Shares vest.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. Performance Awards may be paid in shares of Stock (including shares of Restricted Stock).

8.3 Dividend Equivalents. Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date such Award is granted and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, provided, however, that if Dividend Equivalents are granted in connection with an Award that is subject to any vesting conditions, such Dividend Equivalents shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the related Award vests.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Except as otherwise provided by the Committee, Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of

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grant, the Committee shall specify the distribution date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. Restricted Stock Units may be paid in shares of Stock. On the distribution date, the Company shall, subject to Section 9.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

Article 9.

Provisions Applicable to Awards

9.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Non-Employee Directors). Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Participant and/or one or more of the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided, however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; provided further, that such transfers shall not be for any monetary consideration; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

9.4 Beneficiaries. Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws,

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regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

9.7 Term. Except as otherwise provided herein, the term of any Award shall be set by the Committee in its discretion.

9.8 Exercise or Purchase Price. Except as set forth in Sections 5.1(a) and 7.1(b), the Committee may establish the exercise or purchase price, if any, of any Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

9.9 Treatment upon Termination of Employment or Service. An Award shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

9.10 Form of Payment. Except as may otherwise be provided in the Plan, payments with respect to any Awards granted under this Plan shall be made in Stock.

9.11 Award Agreement. All Awards granted under this Plan shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

9.12 Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary (but subject to ARTICLE 10 and the provisos set forth herein), Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1(a) (subject to adjustment under Section 3.1(b)) and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

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Article 10.

Changes in Capital Structure

10.1 Adjustments.

(a) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(b) and 10.1(c):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 10.1(a)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) With respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3), the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring.

(b) Other than in connection with an Equity Restructuring, in the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee may make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

(c) Other than in connection with an Equity Restructuring, in the event of any transaction or event described in Section 10.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or property, if any, equal to the fair value of such Award, as determined by the Committee (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(c), the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Award holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Award and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

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10.2 Acceleration Upon a Change in Control. Notwithstanding Section 10.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Award does not remain outstanding or is not assumed or an equivalent award substituted by a successor entity, then immediately prior to the Change in Control such Award shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 10.2, this Section 10.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. For the purposes of this Section 10.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received for each share of Stock subject to the Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control.

10.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

10.4 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

Article 11.

Administration

11.1 Committee. Unless and until the Board delegates administration or approval of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration or approval of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the extent permitted by Section 11.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

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11.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

11.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee, as applicable, specifies at the time of such delegation, and the Board or the Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board.

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Article 12.

Effective and Expiration Date

12.1 Effective Date. The Plan shall become effective as of the Effective Date. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date this Plan is approved by the Board or the Committee.

12.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 13.

Amendment, Modification, and Termination

13.1 Amendment, Modification, and Termination. Subject to Section 14.15, with the approval of the Board, at any time and from time to time, the Committee may wholly or partially terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than any adjustment as provided by ARTICLE 10). Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, (i) except as permitted by ARTICLE 10, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and (ii) except as permitted by ARTICLE 10, no Award or cash award may be granted in exchange for the cancellation or surrender of an Option or SAR when the Option or SAR exercise or base price per share exceeds the Fair Market Value of the underlying Shares.

13.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.15, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

Article 14.

General Provisions

14.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2 No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

14.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance,

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ANNEX A

vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates (or such other rate as may be determined by the Company or, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, the Committee, after considering any accounting consequences or costs) for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

14.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other compensation or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

14.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York.

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14.14 Claw-back. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

14.15 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

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ANNEX B

Non-GAAP Financial Information

We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“non-GAAP”), which we believe are useful measures to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

We use EBITA and EBITA Margin as additional operating performance measures that exclude the non-cash amortization expense of intangible assets, which primarily consists of amortization of intangible assets arising from acquisitions. We define EBITA as earnings before interest, income taxes and amortization of acquired intangible assets and internally developed strategic platform assets, and EBITA Margin as EBITA divided by revenue, both of which are non-GAAP financial measures. We believe that EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our businesses.

The following table reconciles EBITA to the most directly comparable GAAP financial measure, Net Income – Omnicom Group Inc., for the periods presented (in millions):

Reconciliation of EBITA to Reported Net Income and Calculation of EBITA Margin %

	Year Ended December 31,
	2024	2023
Reported Net Income – Omnicom Group Inc.	$ 1,480.6	$ 1,391.4
Net Income Attributed To Noncontrolling Interests	93.4	81.8
Net Income	1,574.0	1,473.2
Income From Equity Method Investments	6.9	5.2
Income Tax Expense	560.5	524.9
Income Before Income Taxes and Income From Equity Method Investments	2,127.6	1,992.9
Interest Expense	247.9	218.5
Interest Income	100.9	106.7
Operating Income	2,274.6	2,104.7
Operating Margin	14.5%	14.3%
Add back: Amortization of acquired intangible assets and internally developed strategic platform assets	87.5	61.8
EBITA	2,362.1	2,166.5
Revenue	15,689.1	14,692.2
EBITA	2,362.1	$ 2,166.5
EBITA Margin	15.1%	14.7%

Calculation of Adjusted EBITA Margin

Year Ended December 31, 2024
EBITA	$ 2,362.1
Add back: Amortization of other purchased and internally developed software	18.1
Add back: Real estate and other repositioning costs	57.8
Add back: Acquisition transaction costs	14.6
Adjusted EBITA	$ 2,452.6
Revenue	$15,689.1
Adjusted EBITA Margin	15.6%

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Reconciliation of Adjusted Net Income – Omnicom Group Inc. to Reported Net Income – Omnicom Group Inc. and calculation of Adjusted Diluted EPS Growth

We use Adjusted Net income – Omnicom Group Inc. and Adjusted Diluted EPS as additional operating performance measures that exclude extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of subsidiaries in 2023, provides investors with a better picture of the performance of the business during the periods presented.

The following table reconciles Adjusted Net Income – Omnicom Group Inc. to the most directly comparable GAAP financial measure, Net Income – Omnicom Group Inc., for the periods presented.

	Year Ended December 31,
	2024	2023
Reported Net Income – Omnicom Group Inc.	$1,480.6	$1,391.4
Adjustments:
Add back: After-tax real estate and other repositioning costs	42.9	145.5
Add back: After-tax acquisition transaction costs	13.1	13.0
Add back: After-tax amortization of intangible assets and internally developed strategic platform assets	64.7	45.7
Add back: After-tax amortization of other purchased and internally developed software	13.4	13.7
Less: After-tax gain on disposition of subsidiary	—	(55.9)
Adjusted Net Income – Omnicom Group Inc.	$1,614.7	$1,553.4
Diluted weighted average shares	198.6	201.4
Adjusted Diluted EPS	$ 8.13	$ 7.71
Adjusted Diluted EPS Growth	5.4%

Reconciliation of Adjusted Operating Income to Reported Operating Income and Calculation of Adjusted Operating Margin

We use Adjusted Operating income and Adjusted Operating Margin as additional operating performance measures that exclude extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs provides investors with a better picture of the performance of the business during the periods presented.

The following table reconciles Adjusted Operating Income to the most directly comparable GAAP financial measure, Operating Income, for the period presented (in millions):

Year Ended December 31, 2024
Reported Operating income	$ 2,274.6
Add back: Real estate and other repositioning costs	57.8
Add back: Acquisition transaction costs	14.6
Adjusted Operating Income	$ 2,347.0
Revenue	$15,689.1
Adjusted Operating Margin	15.0%

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This proxy statement is printed in the USA in a facility that strives toward carbon neutrality, using environmentally sensitive vegetable inks on Forest Stewardship Council certified paper.

OMNICOM GROUP INC. 280 PARK AVENUE NEW YORK, NY 10017 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on January 27, 2026, or, for shares held in Omnicom employee plans, 11:59 p.m. Eastern Standard Time on January 23, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OMC2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on January 27, 2026, or, for shares held in Omnicom employee plans, 11:59 p.m. Eastern Standard Time on January 23, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V81997-S27364 OMNICOM GROUP INC. 1. Approval of the Omnicom 2026 Incentive Award Plan. For Against Abstain The Board of Directors of Omnicom Group Inc. ("Omnicom") recommends you vote FOR the following proposal (as listed in the proxy statement): Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V81998-S27364 OMNICOM GROUP INC. Special Meeting of Shareholders 10:00 a.m., Eastern Standard Time, January 28, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Philip J. Angelastro and Louis F. Januzzi, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OMNICOM GROUP INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern Standard Time, on January 28, 2026, virtually at www.virtualshareholdermeeting.com/OMC2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation for the proposal included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. If the undersigned is a participant in Omnicom's employee retirement savings plan and/or employee stock purchase plan and has Omnicom stock allocated to his or her account(s), then the undersigned directs the trustee or the administrator of the relevant plan likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated in the manner specified on the reverse of this card and in their discretion on all matters as may properly come before the meeting. If you are such a participant and your voting instructions are not received by 11:59 p.m., Eastern Standard Time, on January 23, 2026, the trustee of the employee retirement savings plan will vote your plan shares in the same proportion as it votes all other shares in the plan for which it has received timely voting instructions, and the administrator of the employee stock purchase plan will not vote these shares. Continued, and must be signed and dated on the other side